Exhibit 2.1

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF SUCH JURISDICTION

THIS ANNOUNCEMENT CONTAINS INSIDE INFORMATION

FOR IMMEDIATE RELEASE

31 July 2025

RECOMMENDED CASH ACQUISITION

OF

JUST GROUP PLC (“JUST”)

BY

BWS HOLDINGS LTD. (“BIDCO”)

a wholly owned subsidiary of Brookfield Wealth Solutions Ltd. (“BWS”)

to be effected by means of a Scheme of Arrangement under Part 26 of the Companies Act 2006

Summary

•

The Boards of BWS and Just are pleased to announce that they have reached agreement on the terms of a recommended cash offer to be made by Bidco, a wholly owned subsidiary of BWS, to acquire the entire issued and to be issued share capital of Just (the “Acquisition”).

•	Under the terms of the Acquisition, each Just Shareholder will be entitled to receive:

for each Just Share:  220 pence in cash (the “Consideration”)

•	The terms of the Acquisition value the entire issued and to be issued share capital of Just at approximately £2.4 billion and represent a premium of approximately:

•	75 per cent. to the Closing Price of 126 pence per Just Share on 30 July 2025 (being the last Business Day before the date of this Announcement);

•	60 per cent. to the volume-weighted average price of 138 pence per Just Share for the three-month period ended 30 July 2025 (being the last Business Day before the date of this Announcement);

•	54 per cent. to the volume-weighted average price of 143 pence per Just Share for the six-month period ended 30 July 2025 (being the last Business Day before the date of this Announcement);

•

29 per cent. to the highest share price achieved by Just of 170 pence per Just Share since completion of the merger of Just Retirement and Partnership Assurance to form the Just Group in April 2016; and

•	an estimated 1.1x multiple of Unrestricted Tier 1 (“UT1”) capital on the balance sheet as of 31 December 2024 less the final dividend for the year ended 31 December 2024.

•

The Acquisition is expected to be effected by means of a Court-sanctioned scheme of arrangement between Just and Scheme Shareholders under Part 26 of the Companies Act. However, Bidco reserves the right to elect to implement the Acquisition by way of a Takeover Offer, subject to the consent of the Panel (where necessary) and the terms of the Cooperation Agreement.

•

If any dividend, distribution or other return of capital is announced, declared, made or paid, or becomes payable, in respect of Just Shares on or after the date of this Announcement and before the Effective Date (including any dividend declared at the time of Just’s interim results for the six-month period ended 30 June 2025), other than (if applicable) an Extended Close Permitted Dividend in accordance with paragraph 10, Bidco reserves the right to reduce the Consideration by the amount of all or part of any such dividend, distribution or other return of capital. If Bidco exercises this right or makes such a reduction in respect of a dividend, distribution or other return of capital that has not been paid, Just Shareholders will be entitled to receive and retain that dividend, distribution or other return of capital declared, made or paid.

Background to and reasons for the Acquisition

•

BWS was spun off from Brookfield Corporation in 2021 and today owns and operates a leading wealth solutions business focused on securing the financial futures of individuals and institutions through a range of retirement services, wealth protection products and tailored capital solutions. As at 30 June 2025, BWS has invested over US$12 billion (£9 billion) of balance sheet capital into its insurance business and has over US$140 billion (£105 billion) of total assets.

•

While BWS currently operates primarily in North America, it has been strategically focused on the UK market, and recently announced the launch of its UK insurance operations through its wholly owned subsidiary, Blumont Annuity Company UK Ltd (“Blumont”). This followed a comprehensive approval process carried out by the PRA and FCA.

•

Bidco is a direct wholly owned subsidiary of BWS and the indirect parent company of Blumont and BWS’s other regulated insurance company subsidiaries. The Acquisition represents an exciting strategic opportunity for Blumont to combine with Just in order to create a leader in the UK annuity and life insurance space with enhanced robust capitalisation, disciplined underwriting and prudent investment philosophy.

•

BWS intends for Blumont and Just to operate as a single, consolidated insurance group under the well-known and highly respected Just brand (the “Combined UK Group”). The Combined UK Group will look to build on Just’s strong offering in the UK pension risk transfer segment, which currently holds over £1 trillion in assets and anticipates volumes of £40-50 billion per annum in the coming years. Just’s differentiation through its innovative Beacon platform will be further complemented by expanded de-risking capacity, enabling the Combined UK Group to serve an expanded range of small and large schemes with expertise from Just and BWS as well as the support of BWS’s balance sheet.

•

The Acquisition positions Just to maintain its offering in individual annuities while enhancing its ability to capitalise on evolving retirement trends, including the growing opportunities in defined contribution pensions, with £1.3 trillion in UK defined contribution assets projected across 14.9 million active savers by 2044. The Combined UK Group, with the support of BWS’s balance sheet and expertise in individual annuities and wealth solutions, will be able to reinvest capital strategically in these key growth areas.

•

Additionally, the Combined UK Group will benefit from access to the industry-leading investment expertise of Brookfield Asset Management. Brookfield Asset Management is a leading alternative asset manager with over US$1 trillion of assets under management, including ~£63 billion in the UK, and a long history of owning and operating assets that form the backbone of the global economy. Brookfield Asset Management originates high quality, low volatility assets that are well-suited to insurance company balance sheets and well-matched to the long-dated liabilities associated with Just’s products. This collaboration will enable Just to benefit from the Brookfield group’s asset origination capabilities, delivering competitively priced products and services, further expanding its offerings to customers.

•

The Acquisition is transformational for BWS in the UK market and would establish the Combined UK Group as an attractive platform for further growth. Following the Acquisition, BWS will have a strong position across North America and in the UK with a clear trajectory for meaningful growth in the coming years. This demonstrates BWS’s commitment to further investing in the UK insurance sector and economy as a whole, providing trustees with more choices and enhancing retirement income opportunities for UK pensioners.

•

BWS is confident that the excellent strategic fit is supported by complementary customer-focused cultures and shared values across both organisations. BWS believes this will create an effective platform to deliver the benefits described above, and result in significant value to all stakeholders. Both businesses place a strong emphasis on integrity and behaviours which support a highly professional organisational culture. The application of these cultural attributes will be key to the continued enhancement of the Combined UK Group’s customer and employee propositions.

•

BWS highly values the existing management team of Just, and following completion and the combination of Blumont with Just, BWS intends that Just’s senior management will become the leadership team for the Combined UK Group. Just’s head office will remain in London and will become the headquarters of the Combined UK Group.

•

BWS is delighted by the opportunity to welcome Just’s employees and to join forces using the collective know-how of the combined workforce to grow the respective businesses and enhance opportunities for Just employees.

Recommendation

•

The Just Directors, who have been so advised by Evercore and J.P. Morgan Cazenove as to the financial terms of the Acquisition, consider the terms of the Acquisition to be fair and reasonable. In providing advice to the Just Directors, Evercore and J.P. Morgan Cazenove have taken into account the commercial assessments of the Just Directors. Evercore is providing independent financial advice to the Just Directors for the purposes of Rule 3 of the Code.

•

Accordingly, the Just Directors intend to recommend unanimously that Scheme Shareholders vote in favour of the Scheme at the Court Meeting and Just Shareholders vote in favour of the Resolutions at the General Meeting (or in the event that the Acquisition is implemented by way of a Takeover Offer, that Just Shareholders accept or procure acceptance of such Takeover Offer) as the Just Directors who hold Just Shares have irrevocably undertaken to do in respect of their entire beneficial holdings of Just Shares, amounting in aggregate to 3,838,142 Just Shares representing approximately 0.37 per cent. of the issued share capital of Just as at 30 July 2025 (being the last Business Day before the date of this Announcement). Further details of these irrevocable undertakings, including the circumstances in which they cease to be binding, are set out at Appendix 3 to this Announcement.

Background to and reasons for the recommendation

•

In recent years, the Just executive team, led by David Richardson (Group CEO), has transformed the Just Group, delivering material strategic and financial progress in a challenging environment and within an increasingly competitive defined benefit de-risking market. The Just Group has achieved significant growth in new business premiums, improved its Capital Coverage Ratio, comprehensively repositioned its investment portfolio, achieved in 2024 its five-year target to double 2021 underlying profit by 2026 two years ahead of schedule, and reinstated a progressive dividend policy.

•	This strategic and financial progress has created material value for shareholders. Over the last five years, the Just Group share price has increased 181%.

•

The Just Directors remain confident in Just Group’s standalone strategy, market positioning and value creation potential. However, they recognise that the delivery of future value is inherently uncertain and exposed to factors beyond the Just Group’s control, including changes in regulatory and government policy, periods of market turbulence and interest rate volatility, the outlook for the broader UK economy and increasing competition from new market entrants.

•	The Just Directors have taken all relevant factors into account in considering the Acquisition, including:

•

the opportunity for Just Shareholders to realise in cash a certain and fair value for their Just Shares, which the Board believes compensates them for the fundamental value of the Just Group and delivers the value of its standalone growth strategy on an accelerated basis;

•	the certainty that the Acquisition offers Just Group Shareholders when weighed against the inherent uncertainty in delivering future value on a standalone basis;

•	the feasibility of and risks associated with alternative strategic options compared to the certainty and cash proceeds offered by the Acquisition;

•	the attractive share price premia offered by the Acquisition; and

•

the implied price to UT1 capital multiple which the Just Directors consider to be attractive relative to comparable industry transactions and the valuation levels at which the Just Group’s share price has historically traded.

•

The Just Directors believe that access to additional financial resources and capital as part of the BWS group will make the Group more resilient, protecting existing and future customers and enhancing the benefits that Just can provide.

•

In addition, access to Brookfield Asset Management’s origination capabilities and investment management expertise will enable Just Group to deliver a broader range of competitively priced products to a larger number of customers. This additional investment will also directly benefit the UK real economy, supporting important productive sectors.

•

The Just Directors welcome BWS’s stated plans for Just’s senior management team to lead the Combined UK Group, and to preserve Just Group’s brand, culture and operational footprint, while supporting the continued development and enhancing the career opportunities of its people.

Timetable and Conditions

•

It is expected that the Acquisition will be effected by way of a court-sanctioned scheme of arrangement under Part 26 of the Companies Act. However, Bidco reserves the right to elect to implement the Acquisition by way of a Takeover Offer, subject to the consent of the Panel (where necessary) and the terms of the Cooperation Agreement.

•

The Acquisition is subject to, among other things: (i) approval of the requisite majority of the Scheme Shareholders at the Court Meeting and the passing of the resolutions relating to the Scheme by Just Shareholders at the General Meeting; (ii) the sanction of the Scheme by the Court; and (iii) the satisfaction of certain competition and regulatory conditions, including receipt of approval from the PRA and FCA. The Acquisition is also subject to the other terms and Conditions set out in Appendix 1 to this Announcement, and to the full terms and conditions to be set out in the Scheme Document.

•

The Acquisition will be put to Scheme Shareholders at the Court Meeting and to the Just Shareholders at the General Meeting. In order to become Effective, the Scheme must be approved by a majority in number of the Scheme Shareholders voting at the Court Meeting, present and voting, either in person or by proxy, representing at least 75 per cent. in value of the Scheme Shares voted. In addition, a special resolution implementing the Scheme must be passed by Just Shareholders representing at least 75 per cent. of votes cast at the General Meeting (expected to be held immediately after the Court Meeting). Following the Court Meeting, the Scheme must also be sanctioned by the Court. Finally, a copy of the Court Order must be delivered to the Registrar of Companies, upon which the Scheme will become Effective. The Scheme must become Effective by no later than the Long Stop Date.

•

The Scheme Document will include full details of the Scheme (including the expected timetable for the Acquisition), together with notices of the Court Meeting and the General Meeting, and the Forms of Proxy, and will specify the actions to be taken by Just Shareholders. The Scheme Document will be posted to Just Shareholders within 28 days of this Announcement (unless a later date is agreed between Bidco, Just and the Panel).

•	The Acquisition is expected to complete during the first half of 2026, subject to the satisfaction (or, where applicable, waiver) of the Conditions set out in Appendix 1 to this Announcement.

Commenting on the Acquisition, Sachin Shah, Chief Executive Officer of BWS, said:

“The acquisition of Just will accelerate our growth ambitions for the UK, a core region for us given its status as one of the world’s preeminent pension markets combined with highly attractive investment opportunities. We look forward to supporting Just’s growth in the UK, building on its commitment to providing financial certainty and excellent service to its policyholders. We own and operate insurance companies built for long-term success, supported by high quality assets, and are committed to providing ironclad retirement security products.”

Commenting on the Acquisition, John Hastings-Bass, Chair of Just, said:

“The Just Board is pleased to recommend the acquisition by BWS, which delivers certain value for shareholders at an attractive cash premium. The acquisition reflects the strength of Just’s business and the significant financial and strategic progress the Just management team, led by David Richardson, has delivered in recent years.

The Just Board also welcomes BWS’s strategic plans for Just, which it believes will benefit existing and future customers, Just employees and the UK economy through investment in important productive assets.”

Commenting on the Acquisition, David Richardson, Group CEO of Just, said:

“The proposed combination with BWS reflects the strength of the Just platform and the long-term value of the strategy we have delivered. BWS and the wider Brookfield group’s scale, investment expertise and alignment with our purpose will enable Just to broaden its reach and enhance its offering, which will accelerate the fulfilment of our purpose to help more people achieve a better later life.

I am really proud of what the Just team has accomplished and grateful for the valuable support our shareholders have shown us over the past years. We look forward to building on our successful growth strategy and strong culture as we enter this exciting next phase for Just.”

This summary should be read in conjunction with, and is subject to, the full text of this Announcement and its Appendices.

The Conditions to, and certain further terms of, the Acquisition are set out in Appendix 1 to this Announcement. The bases and sources for certain financial information contained in this Announcement are set out in Appendix 2. Details of irrevocable undertakings received by Bidco are set out in Appendix 3. The defined terms used in this Announcement are set out in Appendix 4.

Enquiries

BWS and Bidco
BWS and Bidco
Rachel Schneider, Investor Relations Simon Maine, Media Marie Fuller, Media	+416 369 3358 +44 7398 909 278 +44 207 408 8375
RBC Capital Markets (financial adviser to Bidco and BWS)
Oliver Hearsey Mark Preston Sam Jackson Ezzedine Ben Frej	+44 (0) 20 7653 4000

Just Group plc

Just
Alistair Smith, Investor Relations Paul Kelly, Investor Relations Stephen Lowe, Group Communications Director	+44 (0) 1737 232 792 +44 (0) 20 7444 8127 +44 (0) 1737 827 301

Evercore (joint financial adviser and Rule 3 adviser to Just)

Nick Chapman Ed Banks Demetris Efthymiou Harrison George J.P. Morgan Cazenove (joint financial adviser and corporate broker to Just) Ed Squire	+44 (0) 20 7653 6000 +44 (0) 20 3493 8000

Claire Brooksby James Robinson Edward Hatter
Temple Bar Advisory (media relations adviser to Just)
Alex Child-Villiers Sam Livingstone Alistair de Kare-Silver	+44 (0)7795 425580 +44 (0)7769 655437 +44 (0)7827 960151

Allen Overy Shearman Sterling LLP is acting as legal adviser to BWS and Bidco. Slaughter and May is acting as legal adviser to Just.

The person responsible for arranging the release of this Announcement on behalf of Just is Simon Watson, Company Secretary.

Important notices relating to financial advisers

RBC Europe Limited (trading as RBC Capital Markets), which is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority in the United Kingdom, is acting exclusively as financial adviser to BWS and Bidco and no one else in connection with the Acquisition and will not be responsible to anyone other than BWS and Bidco for providing the protections afforded to its clients nor for providing advice in relation to the matters referred to in this announcement. Neither RBC Europe Limited nor any of its affiliates, directors or employees owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, consequential, whether in contract, tort, in delict, under statute or otherwise) to any person who is not a client of RBC Europe Limited in connection with the Acquisition or any matter referred to herein.

Evercore Partners International LLP (“Evercore”), which is authorised and regulated by the FCA in the UK, is acting exclusively as financial adviser to Just and no one else in connection with the matters described in this Announcement and will not be responsible to anyone other than Just for providing the protections afforded to clients of Evercore nor for providing advice in connection with the matters referred to herein. Neither Evercore nor any of its subsidiaries, branches or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Evercore in connection with this Announcement, any statement contained herein, any offer or otherwise. Apart from the responsibilities and liabilities, if any, which may be imposed on Evercore by the Financial Services and Markets Act 2000, or the regulatory regime established thereunder, or under the regulatory regime of any jurisdiction where exclusion of liability under the relevant regulatory regime would be illegal, void or unenforceable, neither Evercore nor any of its affiliates accepts any responsibility or liability whatsoever for the contents of this Announcement, and no representation, express or implied, is made by it, or purported to be made on its behalf, in relation to the contents of this Announcement, including its accuracy, completeness or verification of any other statement made or purported to be made by it, or on its behalf, in connection with Just or the matters described in this Announcement. To the fullest extent permitted by applicable law, Evercore and its affiliates accordingly disclaim all and any responsibility or liability whether arising in tort, contract or otherwise (save as referred to above) which they might otherwise have in respect of this Announcement, or any statement contained herein.

J.P. Morgan Securities PLC, which conducts its UK investment banking business as J.P. Morgan Cazenove (“J.P. Morgan Cazenove”), is authorised in the United Kingdom by the PRA and regulated in the United Kingdom by the PRA and the FCA. J.P. Morgan Cazenove is acting as financial adviser exclusively for Just and no one else in connection with the matters set out in this Announcement and will not regard any other person as its client in relation to the matters in this Announcement and will not be responsible to anyone other than Just for providing the protections afforded to clients of J.P. Morgan Cazenove, or for providing advice in relation to any matter referred to herein.

Further information

This Announcement is for information purposes only and is not intended to, and does not, constitute or form part of any offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of, any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Acquisition or otherwise. The Acquisition will be made solely through the Scheme Document (or, if the Acquisition is implemented by way of a Takeover Offer, the Takeover Offer document), which, together with the accompanying Forms of Proxy, will contain the full terms and conditions of the Acquisition, including details of how to vote in respect of the Acquisition. Any decision in respect of the Acquisition should be made only on the basis of the information in the Scheme Document (or, if the Acquisition is implemented by way of a Takeover Offer, the Takeover Offer document).

Just will prepare the Scheme Document to be distributed to Just Shareholders. Just and Bidco urge Just Shareholders to read the Scheme Document (or any other document by which the Acquisition is made) in full when it becomes available because it will contain important information relating to the Acquisition, including details of how to vote in respect of the Scheme.

The statements contained in this Announcement are made as at the date of this Announcement, unless some other time is specified in relation to them, and publication of this Announcement shall not give rise to any implication that there has been no change in the facts set forth in this Announcement since such date.

This Announcement does not constitute a prospectus or a prospectus equivalent document.

This Announcement has been prepared for the purpose of complying with English law and the Code and the information disclosed may not be the same as that which would have been disclosed if this Announcement had been prepared in accordance with the laws of jurisdictions outside England.

The Acquisition will be subject to the applicable requirements of English law, the Code, the Panel, the London Stock Exchange, the Court, the PRA and the FCA.

Overseas Shareholders

The release, publication or distribution of this Announcement in jurisdictions other than the UK, and the availability of the Acquisition to Just Shareholders who are not resident in the UK, may be restricted and therefore any persons who are not resident in the UK or who are subject to the laws of any jurisdiction other than the UK (including Restricted Jurisdictions) should inform themselves about, and observe, any applicable legal or regulatory requirements. In particular, the ability of persons who are not resident in the UK or who are subject to the laws of another jurisdiction to participate in the Acquisition or to vote their Just Shares in respect of the Scheme at the Court Meeting, or to execute and deliver Forms of Proxy appointing another to vote at the Court Meeting on their behalf, may be affected by the laws of the relevant jurisdictions in which they are located or to which they are subject. Any failure to comply with applicable legal or regulatory requirements of any jurisdiction may constitute a violation of securities laws in that jurisdiction. To the fullest extent permitted by applicable law, the companies and persons involved in the Acquisition disclaim any responsibility or liability for the violation of such restrictions by any person.

Unless otherwise determined by Bidco or required by the Code, and permitted by applicable law and regulation, the Acquisition shall not be made available, directly or indirectly, in, into or from a Restricted Jurisdiction where to do so would violate the laws in that jurisdiction and no person may vote in favour of the Acquisition by any such use, means, instrumentality or form within a Restricted Jurisdiction or any other jurisdiction if to do so would constitute a violation of the laws of that jurisdiction.

Accordingly, copies of this Announcement and any formal documentation relating to the Acquisition are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in or into or from any Restricted Jurisdiction or any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction and persons receiving such documents (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send them in or into or from any Restricted Jurisdiction. Doing so may render invalid any related purported vote in respect of acceptance of the Acquisition.

Further details in relation to Just Shareholders in overseas jurisdictions will be contained in the Scheme Document (or, if the Acquisition is implemented by way of a Takeover Offer, the Takeover Offer document).

Additional information for U.S. investors

The Acquisition relates to an offer for the shares of an English company and is being made by means of a scheme of arrangement provided for under English company law. The Acquisition, implemented by way of a scheme of arrangement, is not subject to the tender offer rules or the proxy solicitation rules under the U.S. Exchange Act. Accordingly, the Acquisition is subject to the disclosure requirements and practices applicable to a scheme of arrangement involving a target company in the UK listed on the London Stock Exchange, which differ from the disclosure and procedural requirements of the U.S. tender offer and proxy solicitation rules.

The financial information included in this Announcement, or that may be included in the Scheme Document, has been or will be prepared in accordance with accounting standards applicable in the United Kingdom and thus may not be comparable to financial information of U.S. companies or companies whose financial statements are prepared in accordance with generally accepted accounting principles in the U.S. (“U.S. GAAP”). U.S. GAAP differs in certain significant respects from accounting standards applicable in the United Kingdom. None of the financial information in this Announcement has been audited in accordance with auditing standards generally accepted in the U.S. or the auditing standards of the Public Company Accounting Oversight Board (United States).

If, in the future, Bidco exercises its right to implement the Acquisition by way of a Takeover Offer and determines to extend the Takeover Offer into the U.S., the Acquisition will be made in compliance with applicable U.S. laws and regulations.

Neither the SEC nor any U.S. state securities commission has approved, disproved or passed judgment upon the fairness or the merits of the Acquisition or determined if this Announcement is adequate, accurate or complete. Any representation to the contrary is a criminal offence in the U.S.

Some or all of Just’s officers and directors reside outside the U.S., and some or all of its assets are or may be located in jurisdictions outside the U.S. Therefore, investors may have difficulty effecting service of process within the U.S. upon those persons or recovering against Just or its officers or directors on judgments of U.S. courts, including judgments based upon the civil liability provisions of the U.S. federal securities laws. Further, it may be difficult to compel a non-U.S. company and its affiliates to subject themselves to a U.S. court’s judgment. It may not be possible to sue Just or its officers or directors in a non-U.S. court for violations of the U.S. securities laws.

In accordance with normal United Kingdom practice and pursuant to Rule 14e-5(b) of the U.S. Exchange Act (to the extent applicable), Bidco or its nominees, or its brokers (acting as agents), may from time to time make certain purchases of, or arrangements to purchase, shares or other securities of Just outside of the US, other than pursuant to the Acquisition, until the date on which the Acquisition and/or Scheme becomes Effective, lapses or is otherwise withdrawn (or, in the case of any Takeover Offer, until expiration of any such Takeover Offer). These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices. Any information about such purchases or arrangements to purchase shall be disclosed as required in the UK, shall be reported to a Regulatory Information Service and shall be available on the London Stock Exchange website at www.londonstockexchange.com.

Forward-looking statements

This Announcement (including information incorporated by reference in this Announcement), oral statements made regarding the Acquisition, and other information published by BWS, Bidco and Just contain statements which are, or may be deemed to be, “forward-looking statements”. All statements, other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements are prospective in nature and are not based on historical facts, but rather on assumptions, expectations, valuations, targets, estimates, forecasts and projections of BWS, Bidco and Just about future events, and are therefore subject to risks and uncertainties which could cause actual results, performance or events to differ materially from those expressed or implied by the forward-looking statements. The forward-looking statements contained in this Announcement include statements relating to the expected effects of the Acquisition on the BWS Group, the Just Group and the Combined UK Group, the expected timing and scope of the Acquisition and other statements other than historical facts. Often, but not always, forward-looking statements can be identified by the use of forward-looking words such as “plans”, “expects”, “budget”, “targets”, “aims”, “scheduled”, “estimates”, “forecast”, “intends”, “anticipates”, “seeks”, “prospects”, “potential”, “possible”, “assume” or “believes”, or variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “should”, “would”, “might” or “will” be taken, occur or be achieved. BWS, Bidco and Just give no assurance that such expectations will prove to be correct. By their nature, forward-looking statements involve risks (known and unknown) and uncertainties (and other factors that are in many cases beyond the control of BWS, Bidco and/or Just) because they relate to events and depend on circumstances that may or may not occur in the future.

There are a number of factors that could affect the future operations of the BWS Group, the Just Group and/or the Combined UK Group and that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. These factors include the satisfaction (or, where permitted, waiver) of the Conditions, as well as additional factors, such as: domestic and global business and economic conditions, the impact of pandemics, asset prices, market-related risks such as fluctuations in interest rates and exchange rates, industry trends, competition, changes in government and regulation, changes in the policies and actions of governments and/or regulatory authorities (including changes related to capital and tax), changes in political and economic stability (including exposures to terrorist activities, disruption in business operations due to reorganisation activities, interest rate, inflation, deflation and currency fluctuations), the timing impact and other uncertainties of future or planned acquisitions or disposals or offers, the inability of the Combined UK Group to realise successfully any anticipated synergy benefits when the Acquisition is implemented (including changes to the board and/or employee composition of the Combined UK Group), the inability of the Bidco Group to integrate successfully the Just Group’s operations and programmes when the Acquisition is implemented, the Combined UK Group incurring and/or experiencing unanticipated costs and/or delays (including IT system failures, cyber-crime, fraud and pension scheme liabilities), or difficulties relating to the Acquisition when the Acquisition is implemented. Other unknown or unpredictable factors could affect future operations and/or cause actual results to differ materially from those in the forward-looking statements. Such forward-looking statements should therefore be construed in the light of such factors.

Each forward-looking statement speaks only as of the date of this Announcement. Neither BWS Group nor Just Group, nor any of their respective associates or directors, officers or advisers, provides any representation, warranty, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements in this Announcement will actually occur. Forward-looking statements involve inherent risks and uncertainties. All forward-looking statements contained in this Announcement are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Readers are cautioned not to place undue reliance on these forward-looking statements. Other than in accordance with their legal or regulatory obligations (including under the Code, the UK Market Abuse Regulation and the DTRs), neither the BWS Group nor the Just Group is under or undertakes any obligation, and each of the foregoing expressly disclaims any intention or obligation, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

No profit forecasts or estimates

Nothing in this Announcement is intended, or is to be construed, as a profit forecast or to be interpreted to mean that earnings or earnings per share for BWS, Bidco or Just for the current or future financial years, will necessarily match or exceed the historical published earnings or earnings per share for BWS, Bidco or Just, as appropriate.

Disclosure requirements of the Code

Under Rule 8.3(a) of the Code, any person who is interested in 1 per cent. or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the Announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 p.m. on the tenth business day following the commencement of the offer period and, if appropriate, by no later than 3.30 p.m. on the tenth business day following the Announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the Code, any person who is, or becomes, interested in 1 per cent. or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s), save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 p.m. on the business day following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.

Electronic Communications

Please be aware that addresses, electronic addresses and certain information provided by Just Shareholders, persons with information rights and other relevant persons for the receipt of communications from Just may be provided to BWS and Bidco during the Offer Period as required under section 4 of Appendix 4 to the Code.

Publication on a website and availability of hard copies

This Announcement and the documents required to be published pursuant to Rule 26 of the Code will be available, subject to certain restrictions relating to persons resident in Restricted Jurisdictions, on BWS’s website at www.jubilee-offer.com and on Just’s website at www.justgroupplc.co.uk/investors promptly and in any event by no later than 12 noon on 1 August 2025. Neither the content of the websites referred to in this Announcement nor the content of any website accessible from hyperlinks in this Announcement is incorporated into, or forms part of, this Announcement.

Just Shareholders may, subject to applicable securities laws, request a hard copy of this Announcement (and any information incorporated into it by reference to another source) by contacting Just’s registrars, Equiniti Limited, during business hours on +44 (0) 371 384 2787 within the United Kingdom or on +44 (0) 121 415 0096 from overseas or by submitting a request in writing to Equiniti Limited, Aspect House, Spencer Road, Lancing, West Sussex BN99 6DA, United Kingdom, with an address to which the hard copy may be sent. Just Shareholders may, subject to applicable securities laws, also request that all future documents, Announcements and information to be sent in relation to the Acquisition should be in hard copy form.

Rounding

Certain figures included in this Announcement have been subjected to rounding adjustments. Accordingly, figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

Rule 2.9 disclosure

In accordance with Rule 2.9 of the Code, Just confirms that as at the date of this Announcement, it has in issue and admitted to trading on the Main Market of the London Stock Exchange 1,038,702,932 ordinary shares of 10 pence each. The International Securities Identification Number (ISIN) of the ordinary shares is GB00BCRX1J15.

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF SUCH JURISDICTION

THIS ANNOUNCEMENT CONTAINS INSIDE INFORMATION

FOR IMMEDIATE RELEASE

31 July 2025

RECOMMENDED CASH ACQUISITION

OF

JUST GROUP PLC (“JUST”)

BY

BWS HOLDINGS LTD. (“BIDCO”)

a wholly owned subsidiary of Brookfield Wealth Solutions Ltd. (“BWS”)

to be effected by means of a Scheme of Arrangement under Part 26 of the Companies Act 2006

1.	Introduction

The Boards of BWS and Just are pleased to announce that they have agreed the terms of a recommended cash offer to be made by Bidco, a wholly owned subsidiary of BWS, to acquire the entire issued and to be issued share capital of Just (the “Acquisition”).

2.	The Acquisition

Under the terms of the Acquisition, which will be subject to the conditions set out below and in Appendix 1 to this Announcement and to the full terms and conditions which will be set out in the Scheme Document, each Just Shareholder will be entitled to receive:

for each Just Share:  220 pence in cash (the “Consideration”)

The terms of the Acquisition value the entire issued and to be issued share capital of Just at approximately £2.4 billion and represent a premium of approximately:

•	75 per cent. to the Closing Price of 126 pence per Just Share on 30 July 2025 (being the last Business Day before the date of this Announcement);

•	60 per cent. to the volume-weighted average price of 138 pence per Just Share for the three-month period ended 30 July 2025 (being the last Business Day before the date of this Announcement);

•	54 per cent. to the volume-weighted average price of 143 pence per Just Share for the six-month period ended 30 July 2025 (being the last Business Day before the date of this Announcement);

•

29 per cent. to the highest share price achieved by Just of 170 pence per Just Share since completion of the merger of Just Retirement and Partnership Assurance to form the Just Group in April 2016; and

•	an estimated 1.1x multiple of Unrestricted Tier 1 (“UT1”) capital on the balance sheet as of 31 December 2024 less the final dividend for the year ended 31 December 2024.

The Acquisition is expected to be effected by means of a Court-sanctioned scheme of arrangement between Just and Scheme Shareholders under Part 26 of the Companies Act. However, Bidco reserves the right to elect to implement the Acquisition by way of a Takeover Offer, subject to the consent of the Panel (where necessary) and the terms of the Cooperation Agreement.

If any dividend, distribution or other return of capital is announced, declared, made or paid, or becomes payable, in respect of Just Shares on or after the date of this Announcement and before the Effective Date (including any dividend declared at the time of Just’s interim results for the six-month period ended 30 June 2025), other than (if applicable) an Extended Close Permitted Dividend in accordance with paragraph 10, Bidco reserves the right to reduce the Consideration by the amount of all or part of any such dividend, distribution or other return of capital. If Bidco exercises this right or makes such a reduction in respect of a dividend, distribution or other return of capital that has not been paid, Just Shareholders will be entitled to receive and retain that dividend, distribution or other return of capital declared, made or paid.

The Acquisition will be subject to the Conditions and certain further terms set out in Appendix 1 to this Announcement, including, among other things: (i) the approval of the requisite majority of Scheme Shareholders at the Court Meeting and the passing of the resolutions relating to the Scheme by Just Shareholders at the General Meeting; (ii) the sanction of the Scheme by the Court; (iii) the Scheme becoming Effective no later than the Long Stop Date; and (iv) the satisfaction of certain competition and regulatory conditions, including receipt of approval from the PRA and FCA. In order to become Effective, the Scheme must be approved by a majority in number representing not less than 75 per cent. in value of the Scheme Shareholders (or the relevant class or classes thereof, if applicable) in each case present and voting, either in person or by proxy, at the Court Meeting and at any separate class meeting which may be required by the Court or at any adjournment of such meeting.

3.	Background to and reasons for the Acquisition

BWS was spun off from Brookfield Corporation in 2021 and today owns and operates a leading wealth solutions business focused on securing the financial futures of individuals and institutions through a range of retirement services, wealth protection products and tailored capital solutions. As at 30 June 2025, BWS has invested over US$12 billion (£9 billion) of balance sheet capital into its insurance business and has over US$140 billion (£105 billion) of total assets.

While BWS currently operates primarily in North America, it has been strategically focused on the UK market, and recently announced the launch of its UK insurance operations through its wholly owned subsidiary, Blumont. This followed a comprehensive approval process carried out by the PRA and FCA.

Bidco is a direct wholly owned subsidiary of BWS and the indirect parent company of Blumont and BWS’s other regulated insurance company subsidiaries. The Acquisition represents an exciting strategic opportunity for Blumont to combine with Just in order to create a leader in the UK annuity and life insurance space with enhanced robust capitalisation, disciplined underwriting and prudent investment philosophy.

BWS intends for Blumont and Just to operate as a single, consolidated insurance group under the well-known and highly respected Just brand (the “Combined UK Group”). The Combined UK Group will look to build on Just’s strong offering in the highly attractive UK pension risk transfer segment, which currently holds over £1 trillion in assets and anticipates volumes of £40-50 billion per annum in the coming years. Just’s differentiation through its innovative Beacon platform will be further complemented by expanded de-risking capacity, enabling the Combined UK Group to serve an expanded range of small and large schemes with expertise from Just and BWS as well as the support of BWS’s balance sheet.

The Acquisition positions Just to maintain its offering in individual annuities while enhancing its ability to capitalise on evolving retirement trends, including the growing opportunities in defined contribution pensions, with £1.3 trillion in UK defined contribution assets projected across 14.9 million active savers by 2044. The Combined UK Group, with the support of BWS’s balance sheet and expertise in individual annuities and wealth solutions, will be able to reinvest capital strategically in these key growth areas.

Additionally, the Combined UK Group will benefit from access to the industry-leading investment expertise of Brookfield Asset Management. Brookfield Asset Management is a leading alternative asset manager with over US$1 trillion of assets under management, including ~£63 billion in the UK, and a long history of owning and operating assets that form the backbone of the global economy. Brookfield Asset Management originates high quality, low volatility assets that are well-suited to insurance company balance sheets and well-matched to the long-dated liabilities associated with Just’s products. This collaboration will enable Just to benefit from the Brookfield group’s asset origination capabilities, delivering competitively priced products and services, further expanding its offerings to customers.

The Acquisition is transformational for BWS in the UK market and would establish the Combined UK Group as an attractive platform for further growth. Following the Acquisition, BWS will have a strong position across North America and in the UK with a clear trajectory for meaningful growth in the coming years. This demonstrates BWS’s commitment to further investing in the UK insurance sector and economy as a whole, providing trustees with more choices and enhancing retirement income opportunities for UK pensioners.

BWS is confident that the excellent strategic fit is supported by complementary customer-focused cultures and shared values across both organisations. BWS believes this will create an effective platform to deliver the benefits described above, and result in significant value to all stakeholders. Both businesses place a strong emphasis on integrity and behaviours which support a highly professional organisational culture. The application of these cultural attributes will be key to the continued enhancement of the Combined UK Group’s customer and employee propositions.

BWS highly values the existing management team of Just, and following completion and the combination of Blumont with Just, BWS intends that Just’s senior management will become the leadership team for the Combined UK Group. Just’s head office will remain in London and will become the headquarters of the Combined UK Group.

BWS is delighted by the opportunity to welcome Just’s employees and to join forces using the collective know-how of the combined workforce to grow the respective businesses and enhance opportunities for Just employees.

4.	Recommendation

The Just Directors, who have been so advised by Evercore and J.P. Morgan Cazenove as to the financial terms of the Acquisition, consider the terms of the Acquisition to be fair and reasonable. In providing advice to the Just Directors, Evercore and J.P. Morgan Cazenove have taken into account the commercial assessments of the Just Directors. Evercore is providing independent financial advice to the Just Directors for the purposes of Rule 3 of the Code.

Accordingly, the Just Directors intend to recommend unanimously that Scheme Shareholders vote in favour of the Scheme at the Court Meeting and Just Shareholders vote in favour of the Resolutions at the General Meeting (or in the event that the Acquisition is implemented by way of a Takeover Offer, that Just Shareholders accept or procure acceptance of such Takeover Offer) as the Just Directors who hold Just Shares have irrevocably undertaken to do in respect of their entire beneficial holdings of Just Shares, amounting in aggregate to 3,838,142 Just Shares representing approximately 0.37 per cent. of the issued share capital of Just as at 30 July 2025 (being the last Business Day before the date of this Announcement). Further details of these irrevocable undertakings, including the circumstances in which they cease to be binding, are set out at Appendix 3 to this Announcement.

5.	Background to and reasons for the recommendation

The Just Group is a leading provider of retirement services in the UK defined benefit de-risking and individual retirement income markets. Just Group has a clear purpose; to help people achieve a better later life. It fulfils this purpose by providing a range of products, retirement services, advice and guidance, and is trusted by over 700,000 customers to manage more than £27 billion of their pension savings.

In recent years, the Just executive team, led by David Richardson (Group CEO), has transformed the Just Group, delivering strong growth and significantly strengthening the Just Group’s balance sheet. In a challenging macroeconomic and geopolitical environment, and within an increasingly competitive defined benefit de-risking market, the Just Group has delivered material strategic and financial progress, having:

•	delivered significant growth in new business premiums, with total premiums increasing from £2.1 billion in 2020 to £5.3 billion in 2024, representing a compound annual growth rate of 25%;

•	demonstrated disciplined capital management, with targeted management actions resulting in an improvement in the Capital Coverage Ratio from 156% in 2020 to 204% in 2024;

•	executed a comprehensive investment portfolio repositioning, reducing exposure to equity release mortgages and increasing allocation to a broader range of private market assets;

•	achieved in 2024 its five-year target to double 2021 underlying operating profit by 2026, two years ahead of schedule and 20% ahead of target; and

•	reinstated its progressive dividend policy in 2021, while continuing to reinvest in new business to support sustainable growth.

This strategic and financial progress has improved Just Group’s standalone prospects and has created material value for shareholders. Over the last five years, the Just Group’s share price has increased 181%.

These achievements have been delivered by a talented management team and underpinned by a strong culture in the organisation aligned with fulfilling Just’s purpose.

The Just Directors believe that the Just Group is well positioned to capitalise on the growth opportunities that exist in the defined benefit de-risking and individual retirement income markets, as well as the opportunity to expand its range of products and services in the wider retirement market. The Just Directors remain confident in Just Group’s standalone strategy, market positioning and value creation potential.

However, the Just Directors recognise delivery of future value is inherently uncertain and exposed to factors which are beyond the Just Group’s control, including changes in regulatory and government policy, periods of market turbulence and interest rate volatility, the outlook for the broader UK economy given the Just Group’s UK focus, amongst others, which could impact future value creation. The Just Directors also recognise there is increasing competition within Just’s core markets from new market entrants.

Following careful consideration of the Acquisition, the Just Board, supported by its financial advisers, concluded that the terms of the Acquisition provide an attractive opportunity for Just Shareholders to receive a certain and fair value for their Just Shares in cash.

The Just Directors have taken all relevant factors into account in considering the financial terms of the Acquisition, including among others:

•

the opportunity for Just Shareholders to realise in cash a certain and fair value for their Just Shares, which the Just Board believes compensates them for the fundamental value of the Just Group and delivers the value of its standalone growth strategy on an accelerated basis;

•	the certainty that the Acquisition offers Just Shareholders when weighed against the inherent uncertainty in delivering future value on a standalone basis;

•	the feasibility of and risks associated with alternative strategic options to deliver greater value for Just Shareholders compared to the certainty and cash proceeds offered by the Acquisition;

•

the attractive share price premia offered by the Acquisition, both by reference to recent share price performance and the highest share price achieved by the Just Group since the merger of Just Retirement and Partnership Assurance; and

•

the implied price to UT1 capital multiple which the Just Directors consider to be attractive relative to comparable industry transactions and the valuation levels at which the Just Group’s share price has historically traded.

In addition to the financial terms of the Acquisition, the Just Directors have carefully evaluated the Acquisition from the perspective of all stakeholders. The Just Directors are pleased to note BWS’s stated intentions concerning Just Group’s strategy, growth plans, management and employees, and other stakeholders. On the basis of those stated intentions, the Just Directors believe that under BWS’s ownership, Just Group will be well placed to deliver on its five strategic priorities underpinning its purpose of helping people achieve a better later life.

The Just Directors believe that access to additional financial resources and capital as part of the Brookfield group will make the Just Group more resilient, protecting existing and future customers and enhancing the benefits that Just can provide. In addition, access to Brookfield Asset Management’s origination capabilities and investment management expertise will enable Just Group to deliver a broader range of competitively priced products to a larger number of customers. Given Just Group’s UK focus, this additional investment will directly benefit the UK real economy, supporting important productive sectors. The Just Directors also welcome BWS’s stated plans for Just’s senior management team to lead the Combined UK Group, and to preserve Just Group’s brand, culture and operational footprint, while supporting the continued development and enhancing the career opportunities of its people.

Therefore, having taken into account all relevant factors, the Just Directors intend to recommend unanimously the Acquisition to the Just Shareholders and accordingly that Scheme Shareholders vote in favour of the Scheme at the Court Meeting and Just Shareholders vote in favour of the Resolutions at the General Meeting (or in the event that the Acquisition is implemented by way of a Takeover Offer, that Just Shareholders accept or procure acceptance of such Takeover Offer).

6.	Information on BWS and Bidco

BWS

BWS is focused on securing the financial futures of individuals and institutions through a range of retirement services, wealth protection products and tailored capital solutions. Through its operating subsidiaries, it offers a broad range of insurance products and services, including annuities, personal and commercial property and casualty insurance and life insurance.

BWS was spun out of Brookfield Corporation in 2021 and is publicly traded on the New York Stock Exchange and Toronto Stock Exchange under the symbol “BNT”. Brookfield Corporation is a leading global investment firm with over US$1 trillion of assets under management focused on building long-term wealth for institutions and individuals around the world.

BWS currently operates primarily in North America and, as at 30 June 2025, has invested over US$12 billion (£9 billion) of balance sheet capital into its insurance business and has over US$140 billion (£105 billion) of total assets, which is expected to grow to over US$175 billion (£132 billion) upon completion of the Acquisition. Through its ‘A’-rated operating subsidiaries, it wrote approximately US$19 billion of retail annuities and pension risk transfer business in 2024 and it is poised to grow that meaningfully over the next five years.

Bidco

Bidco is a direct wholly owned subsidiary of BWS and the indirect parent company of BWS’s regulated insurance company subsidiaries, including Blumont, BWS’s insurance platform in the UK, which received authorisation in March 2025 following a comprehensive approval process carried out by the PRA and FCA.

7.	Information on Just

Just is a UK-based retirement specialist financial services company with leading capabilities in the defined benefit de-risking and individual retirement income markets. Just’s purpose is to help people achieve a better later life, which it fulfils by delivering competitive products, financial advice, guidance and services to those who are approaching, at and in-retirement. Just operates across four distinct customer groups: trustees and scheme sponsors, individuals, homeowners and corporate clients.

Just is a growth orientated company with over 1,450 employees and more than 700,000 customers and which manages over £27 billion of customer pension savings. A core area of focus for Just since 2012 has been defined benefit de-risking transactions having completed more than 500 transactions, receiving premiums in excess of £17 billion.

Headquartered in London, UK, Just is listed on the Main Market of the London Stock Exchange. Companies within the Just Group are authorised and regulated in the United Kingdom by the FCA and/or the PRA.

8.	Trading update

The Just Group will report its results for the six month period ending 30 June 2025 on Thursday 7 August 2025. The Just Group continues to make strong progress. Retirement income sales were £2.2 billion in the period, down 13% (H1 2024: £2.5 billion), with defined benefit sales of £1.6 billion, down 13%, but outperforming in a seasonally slower market. Retail sales were £0.5 billion, down 13% on H1 2024, but up 20% on H2 2024. The outlook for the second half of 2025 is strong, with defined benefit sales written in July or in exclusivity of £400 million, and a strong pipeline of small, medium and large transactions in a busy and competitive defined benefit market.

9.	Strategic plans and intentions with regard to management, employees and places of business

BWS’s strategic plans for Just

As set out in paragraph 3 above, BWS intends to combine Just with Blumont to create a single, consolidated UK insurance group which will operate under the Just brand.

BWS is supportive of Just management’s existing strategy and, in particular, BWS intends to:

•	support Just management’s publicly stated plans for growth through ongoing reinvestment within the business;

•	accelerate the strategic plans laid out by Just to become a leading UK retirement focused business across the accumulation and decumulation journey of customers;

•	continue and enhance Just’s commitment to provide its customers with outcome certainty and excellent service;

•

alongside Just’s management team, review Just’s investment strategy with a view to aligning it with BWS’s overall investment philosophy. Following the Effective Date, it is intended that Brookfield Asset Management and Just will enter into a non-discretionary investment management arrangement in order for Just to benefit from Brookfield Asset Management’s origination capabilities and investment management expertise. Pursuant to this arrangement, it is anticipated that from and after the Effective Date, Brookfield Asset Management will begin providing advice on Just’s investment strategy, support for Just’s investment risk and portfolio management, and related management services. BWS also intends to review the assets being managed pursuant to Just’s existing external asset management arrangements and, subject to the findings, may look to reposition such assets and/or transition management of such assets to Brookfield Asset Management. All investment activity, including all investment decisions, will remain subject to the direction and prior approval of Just senior management and oversight by Just’s board of directors. Any changes to Just’s investment strategy, including any new investment management arrangements, will be made in accordance with Just’s governance and conflicts procedures. BWS believes that these anticipated changes to Just’s investment strategy will strengthen Just’s balance sheet, support a more competitive product offering and facilitate future growth within the business; and

•

carry on operations in accordance with all regulatory applications, permissions and waivers currently granted and/or in effect in respect of Just’s business, including in particular in accordance with Just’s internal model in effect as at the date hereof, and in accordance with the permission granted to Just Retirement Limited and Partnership Life Assurance Company Limited by the PRA pursuant to section 138BA of FSMA to apply a matching adjustment for the purposes of calculating the best estimate in relation to some or all of their insurance liabilities.

Following the Effective Date, BWS will continue its evaluation of Just in more depth alongside Just’s management team to determine any organisational and structural changes that should be implemented to assist with the integration of Just into the BWS Group.

Employees, management and pensions

BWS attaches great importance to the skill and experience of Just’s management team and employees and recognises that they will be key to the future success of the Combined UK Group. Just’s strong brand and culture are also largely a reflection of the quality of its professionals. As such, following the combination of Blumont and Just, BWS intends that the existing management team of Just will assume leadership of the Combined UK Group.

BWS has extensive integration experience and strongly believes Just’s management and employees will have exciting growth and career opportunities within the BWS Group. BWS will approach its integration activities with the aim of maintaining operational momentum and retaining and motivating the best talent within the Combined UK Group.

The due diligence work carried out to date has confirmed the potential to generate cost savings through efficiencies in head office and certain support functions, including listed company functions which will not be needed following completion of the Acquisition. This will result in a limited number of headcount reductions in the context of the Just Group as a whole. BWS has not yet developed proposals as to how any such headcount reductions will be implemented and any individuals impacted will be treated and where necessary consulted in a manner consistent with applicable law and BWS’s high standards, values and practices, and the relevant employees’ existing entitlements.

Save as set out above, BWS does not expect any material change in the employment conditions or balance of skills and functions of Just’s employees and management.

BWS recognises the importance of Just’s personnel to the success of the Combined UK Group and as such BWS intends to put in place targeted retention and reward arrangements following the Effective Date. BWS has not entered into any discussions regarding such awards.

BWS values the importance of effective governance and independent oversight. BWS expects to retain a majority-independent board at Just (the “UK Group Board”) and each of its regulated insurance subsidiaries (the “UK Insurance Company Boards”) following completion of the Acquisition. The composition of the UK Group Board and each of the UK Insurance Company Boards remains under consideration by BWS, and all appointments will be subject to regulatory approval. As is customary, it is expected that some or all of the UK Group Board’s current non-executive directors shall resign from their office with effect from the Effective Date.

BWS intends to review Just’s defined contribution pension arrangements following the Effective Date and, depending on the outcome of that review, may look to simplify and harmonise the defined contribution pension arrangements as between BWS and Just. This may result in amendments to the terms of Just’s defined contribution pension arrangements, but no such amendments shall result in any employee’s overall compensation being on terms less favourable in aggregate than those currently in place.

No member of the Just Group participates in any defined benefit pension scheme.

Locations and Headquarters

Following the Effective Date, BWS intends to keep Just’s head office in London, which will become the headquarters of the Combined UK Group.

More broadly, BWS intends to maintain the existing locations of Just, except where Just already has plans to relocate offices. Where there is overlap between existing BWS and Just office locations, BWS will work with Just to review the office footprint, however any impact of this on Just’s locations is not expected to be material.

Existing trading facilities

Just Shares are currently listed on the Official List and admitted to trading on the Main Market of the London Stock Exchange. As set out in paragraph 16 below, applications will be made to: (a) the London Stock Exchange to cancel trading in Just Shares on the Main Market of the London Stock Exchange; and (b) the FCA to cancel the listing of the Just Shares on the Official List, in each case with effect from or shortly after the Effective Date.

Other items

In order to form the Combined UK Group, BWS intends to transfer Blumont into the Just Group following the Effective Date.

BWS has no plans to redeploy the fixed assets of Just. Just does not currently have a research and development function and BWS has no plans in this regard.

In addition to the reviewing potential internal cost savings as described above, BWS intends to, together with Just’s management team, undertake a review of Just’s material outsourcing arrangements, with a view to identifying further opportunities to reduce costs relating to such arrangements.

None of the statements in this paragraph 9 is a “post-offer undertaking” for the purposes of Rule 19.5 of the Code.

10.	Dividends

In addition to the Consideration, in the event that the Long Stop Date is extended beyond 31 July 2026 upon the mutual agreement of Bidco and Just and the consent of the Panel and, if so required, the Court, Just Shareholders will be entitled to receive and retain, without any reduction to the Consideration, a dividend declared and paid after 31 July 2026 not exceeding 2 pence per Just Share (the “Extended Close Permitted Dividend”).

If any dividend, distribution or other return of capital is announced, declared, made or paid, or becomes payable, in respect of Just Shares on or after the date of this Announcement and before the Effective Date (including any dividend declared at the time of Just’s interim results for the six-month period ended 30 June 2025), other than (if applicable) an Extended Close Permitted Dividend, Bidco reserves the right to reduce the Consideration by the amount of all or part of any such dividend, distribution or other return of capital. If Bidco exercises this right or makes such a reduction in respect of a dividend, distribution or other return of capital that has not been paid, Just Shareholders will be entitled to receive and retain that dividend, distribution or other return of capital declared, made or paid.

Just Shares will be acquired by Bidco fully paid and free from all liens, equitable interests, charges, encumbrances, rights of pre-emption and any other third party rights or interests whatsoever and together with all rights existing at the date of this Announcement or thereafter attaching thereto, including (without limitation) the right to receive and retain, in full, all dividends and other distributions (if any) declared, made or paid or any other return of capital (whether by way of reduction of share capital or share premium account or otherwise) made on or after the date of this Announcement in respect of Just Shares (other than (if applicable) an Extended Close Permitted Dividend).

11.	Irrevocable Undertakings

Bidco has received irrevocable undertakings to vote in favour (or procure a vote in favour) of the Scheme at the Court Meeting and the Resolutions at the General Meeting from those Just Directors who hold Just Shares in respect of their own beneficial shareholdings, totalling 3,838,142 Just Shares representing approximately 0.37 per cent. of the issued share capital of Just as at 30 July 2025, being the last Business Day before the date of this Announcement. Further details of these irrevocable undertakings, including the circumstances in which they cease to be binding, are set out in Appendix 3 to this Announcement.

12.	Financing of the Acquisition

The Consideration payable under the Acquisition is being funded through new debt financing provided by the Royal Bank of Canada, pursuant to the Term Loan Agreement and the Bridge Facility Agreement (the “Credit Facilities”).

The amount to be funded through the Credit Facilities is expected to be reduced by any amounts funded by BWS through cash on hand as of the Effective Date.

RBC Capital Markets, as financial adviser to BWS and Bidco, is satisfied that sufficient resources are available to Bidco to satisfy in full the Consideration payable to Just Shareholders pursuant to the terms of the Acquisition.

Further information on the financing of the Acquisition will be set out in the Scheme Document.

13.	Acquisition-related arrangements

Confidentiality Agreement

Just and Bidco entered into a confidentiality agreement on 10 July 2025, as amended on 18 July 2025 (the “Confidentiality Agreement”), pursuant to which Bidco has undertaken to: (i) keep confidential certain information relating to, inter alia, the Acquisition and Just and not to disclose it to third parties (other than to certain permitted parties) unless required by law or regulation; and (ii) use the confidential information only in connection with the Acquisition.

The confidentiality obligations under the Confidentiality Agreement shall terminate on the earlier of (i) 18 months from the date of the Confidentiality Agreement, and (ii) the date of completion of the Acquisition. The Confidentiality Agreement also contains customary non-solicit and standstill provisions, applicable for 18 months and 12 months respectively, in each case subject to customary carve-outs. The standstill provisions ceased to apply upon the release of this Announcement.

Clean Team Agreement

Just and Bidco entered into a clean team agreement on 17 July 2025 (the “Clean Team Agreement”), which sets out, among other things, how confidential information that is competitively sensitive can be disclosed, used or shared between Bidco’s clean team individuals and/or external advisers retained by Bidco and Just’s clean team individuals and/or external advisers retained by Just.

Joint Defence Agreement

Just, Bidco and the external legal counsels of Just and BWS entered into a confidentiality and joint defence agreement dated 19 July 2025 (the “Joint Defence Agreement”), the purpose of which is to ensure that the exchange and/or disclosure of certain materials only takes place between their respective external legal counsels and external experts, and does not diminish in any way the confidentiality of such materials and does not result in a waiver of privilege, right or immunity that might otherwise be available.

Cooperation Agreement

BWS, Bidco and Just entered into a cooperation agreement on 31 July 2025 (the “Cooperation Agreement”), pursuant to which, among other things:

•

BWS and Bidco have each agreed to use all reasonable endeavours to satisfy the Regulatory Conditions as soon as reasonably practicable following the date of this Announcement and in any event in sufficient time to enable the Effective Date to occur by the Long Stop Date, provided that this will not require BWS or Bidco to offer, accept or execute any Remedy (as defined in the Cooperation Agreement) that would: (i) in BWS’s good faith and reasonable opinion, have a material adverse effect on the value or operations of the Just Group or BWS Group; (ii) involve a material departure from BWS’s strategic plans for the Just Group as set out in this Announcement; or (iii) require any material capital contribution to be made by BWS;

•

BWS and Bidco have each agreed to take all necessary steps to satisfy the CMA Condition as soon as reasonably practicable following the date of this Announcement and in any event in sufficient time to enable the Effective Date to occur by the Long Stop Date;

•	BWS, Bidco and Just have agreed to certain customary undertakings to cooperate in relation to competition and regulatory clearances and authorisations; and

•	BWS and Bidco have each agreed to provide Just with certain information for the purposes of the Scheme Document and otherwise assist with the preparation of the Scheme Document.

The Cooperation Agreement records the intention of BWS, Bidco and Just to implement the Acquisition by way of a scheme of arrangement, subject to Bidco’s right to switch to a Takeover Offer in certain circumstances. BWS, Bidco and Just have agreed to certain customary provisions if the Scheme should switch to a Takeover Offer.

The Cooperation Agreement also contains provisions that shall apply in respect of directors’ and officers’ insurance, the Just Share Plans, other incentive arrangements and other employee-related matters (further details of which will be provided in the Scheme Document).

The Cooperation Agreement shall terminate in certain customary circumstances, including but not limited to:

•	if agreed in writing between BWS, Bidco and Just;

•	upon written notice served by BWS and Bidco to Just if the Just Director’s recommendation in respect of the Acquisition changes in a manner that is adverse in the context of the Acquisition;

•

upon written notice by either BWS and Bidco, or Just, in each case to the other if: (i) prior to the Long Stop Date, a third party offer for Just becomes effective or is declared or becomes unconditional; (ii) if the Acquisition (whether implemented by way of the Scheme or the Takeover Offer) is withdrawn, terminates or lapses in accordance with its terms and (where required) with the permission of the Panel, unless such lapse or withdrawal: (a) is as a result of a switch to a Takeover Offer; or (b) is to be followed promptly by a firm intention announcement (under Rule 2.7 of the Code) made by Bidco or any person acting in concert with Bidco to implement the Acquisition by a different offer or scheme on substantially the same or improved terms, and such announcement is made within 5 Business Days of such lapse or withdrawal; (iii) prior to the Long Stop Date: (a) any Condition which has not been waived is (or has become) incapable of satisfaction by the Long Stop Date and, notwithstanding that it has the right to waive such Condition, Bidco has stated in writing that it shall not do so; or (b) any Condition which is incapable of waiver is (or has become) incapable of satisfaction by the Long Stop Date, in each case in circumstances where the invocation of the relevant Condition is permitted by the Panel; (iv) if the Scheme is not approved at the Court Meeting, the Resolutions are not passed at the General Meeting or the Court refuses to sanction the Scheme; or (v) unless otherwise agreed by the parties in writing or required by the Panel, the Effective Date has not occurred by the Long Stop Date; and

•	on the Effective Date.

14.	Just Share Plans

Participants in the Just Share Plans shall be contacted regarding the effect of the Acquisition on their rights under the Just Share Plans and appropriate proposals will be made to such participants in due course. Details of these proposals will be set out in the Scheme Document.

15.	Structure of and conditions to the Acquisition

It is expected that the Acquisition will be implemented by means of a Court-sanctioned scheme of arrangement under Part 26 of the Companies Act. However, Bidco reserves the right to elect to implement the Acquisition by way of a Takeover Offer, subject to the consent of the Panel (where necessary) and the terms of the Cooperation Agreement. The purpose of the Scheme is to provide for Bidco to become the owner of the issued and to be issued share capital of Just. The Scheme is an arrangement between Just and the Scheme Shareholders and is subject to the approval of the Court. The procedure involves, amongst other things, an application by Just to the Court to sanction the Scheme, in consideration for which Scheme Shareholders will receive cash on the basis described in paragraph 2 of this Announcement.

On the Scheme becoming Effective: (i) it will be binding on all Scheme Shareholders, irrespective of whether or not they attended or voted at the Court Meeting and the General Meeting (and if they attended and voted, whether or not they voted in favour); and (ii) share certificates in respect of Scheme Shares will cease to be of value and should be destroyed and entitlements to Scheme Shares held within the CREST system will be cancelled. The consideration payable under the Scheme will be despatched to Scheme Shareholders by no later than 14 days after the Effective Date.

Any Just Shares issued before the Scheme Record Time will be subject to the terms of the Scheme. The Resolutions, which are to be proposed at the General Meeting, will, among other matters, provide that the Just Articles be amended to incorporate provisions requiring any Just Shares issued after the Scheme Record Time (other than to Bidco or its nominee(s)) to be automatically transferred to Bidco on the same terms as the Acquisition (other than terms as to timings and formalities). The provisions of the Just Articles (as amended) will avoid any person (other than Bidco or its nominee(s)) holding shares in the capital of Just after the Effective Date.

The Acquisition is subject to a number of Conditions and certain further terms set out in Appendix 1 to this Announcement and to the full terms and conditions to be set out in the Scheme Document, including, among other things:

•

the approval of the Scheme by a majority in number of the Scheme Shareholders, representing not less than 75 per cent. in value of the Scheme Shares held by those Scheme Shareholders, present and voting, either in person or by proxy, at the Court Meeting;

•	the passing of the Resolutions by the requisite majority of Just Shareholders at the General Meeting;

•	the Scheme being sanctioned by the Court (without modification, or with modification on terms agreed by Bidco and Just) and a copy of the Court Order being delivered to the Registrar of Companies;

•	the satisfaction of certain competition and regulatory conditions, including receipt of approval from the PRA and FCA; and

•	the Scheme becoming Effective no later than the Long Stop Date.

It is expected that the Scheme Document, containing further information about the Acquisition and notices of the Court Meeting and General Meeting, together with Forms of Proxy, will be posted to Just Shareholders within 28 days of the date of this Announcement (unless a later date is agreed between Bidco, Just and the Panel). Subject to the satisfaction or waiver of all relevant conditions, including the Conditions, and certain further terms set out in Appendix 1 to this Announcement and to be set out in the Scheme Document, and subject to the approval and availability of the Court, it is expected that the Scheme will become Effective in the first half of 2026.

The Scheme will be governed by English law and will be subject to the jurisdiction of the Court. The Scheme will be subject to the applicable requirements of the Code, the Panel, the London Stock Exchange, the Court and the FCA.

16.	Cancellation of admission to listing

It is intended that dealings in, and registration of transfers of, Just Shares will be suspended shortly before the Effective Date at a time to be set out in the Scheme Document. It is further intended that applications will be made to the London Stock Exchange to cancel trading in Just Shares on the Main Market of the London Stock Exchange, and to the FCA to cancel the listing of Just Shares on the Official List, in each case with effect from or shortly following the Effective Date.

On the first Business Day after the Effective Date, entitlements to Just Shares held within the CREST system will be cancelled, and share certificates in respect of Just Shares will cease to be valid.

17.	Interests in Just Shares

As at the close of business on 30 July 2025 (being the last Business Day before the date of this Announcement), Bidco was a party to cash-settled swaps relating to Just Shares representing approximately 2.95 per cent. of Just’s issued share capital.

As at close of business on 30 July 2025 (being the last Business Day before the date of this Announcement), save as set out in this paragraph 17 and the irrevocable undertakings referred to in paragraph 11 above, neither Bidco, nor BWS, nor any of the Bidco Directors or BWS Directors, nor any member of the BWS Group, nor, so far as BWS is aware, any person acting in concert with BWS for the purposes of the Acquisition, had:

(A)	any interest in, or right to subscribe for, any relevant securities of Just;

(B)

any short position in (whether conditional or absolute and whether in the money or otherwise), including any short position under a derivative, any agreement to sell or any delivery obligation or right to require another person to purchase or take delivery of, any relevant securities of Just;

(C)	procured an irrevocable commitment or letter of intent to accept the terms of the Acquisition in respect of relevant securities of Just; or

(D)	borrowed or lent, or entered into any financial collateral arrangements in respect of, any relevant securities of Just; or

(E)	entered into any Dealing Arrangement in respect of any relevant securities of Just.

18.	Overseas Shareholders

The availability of the Acquisition and the distribution of this Announcement to Just Shareholders who are not resident in the United Kingdom may be affected by the laws of the relevant jurisdiction in which they are located. Such persons should inform themselves of, and observe, any applicable legal or regulatory requirements of their jurisdiction. Just Shareholders who are in any doubt regarding such matters should consult an appropriate independent professional adviser in the relevant jurisdiction without delay.

This Announcement does not constitute an offer for sale of any securities or an offer or an invitation to purchase any securities. Just Shareholders are advised to read carefully the Scheme Document and related Forms of Proxy once these have been despatched.

19.	Documents available on website

Copies of the following documents will be available promptly on BWS’s website at www.jubilee-offer.com and Just’s website at www.justgroupplc.co.uk/investors, subject to certain restrictions relating to persons residing in Restricted Jurisdictions, until the end of the Offer Period:

(a)	this Announcement;

(b)	the irrevocable undertakings described in Appendix 3 to this Announcement;

(c)	the Confidentiality Agreement;

(d)	the Clean Team Agreement;

(e)	the Joint Defence Agreement;

(f)	the Cooperation Agreement;

(g)	consent letters from each of RBC Capital Markets, Evercore and J.P. Morgan Cazenove; and

(h)	the documents relating to the financing of the Acquisition.

Neither the content of the websites referred to in this Announcement nor the content of any website accessible from hyperlinks is incorporated into, or forms part of, this Announcement.

20.	Reserving the right to proceed by way of a Takeover Offer

Subject to obtaining the consent of the Panel and where permitted pursuant to the terms of the Cooperation Agreement (while the Cooperation Agreement is continuing), Bidco reserves the right to elect to implement the Acquisition by way of a Takeover Offer as an alternative to the Scheme.

In such event, the Acquisition will be implemented on the same terms and conditions, so far as applicable, as those which would apply to the Scheme, subject to appropriate amendments to reflect the change in method of effecting the Acquisition, including (without limitation) the inclusion of an acceptance condition set at 90 per cent. of Just Shares to which the Takeover Offer relates (or such lesser percentage as may be agreed after consultation with the Panel (if necessary), or as may be required under the terms of the Cooperation Agreement, being in any case more than 50 per cent. of the voting rights normally exercisable at a general meeting of Just), including, for this purpose, any such voting rights attaching to Just Shares that are issued before the Takeover Offer becomes or is declared unconditional (whether pursuant to the exercise of any outstanding subscription or conversion rights or otherwise).

21.	General

The Acquisition will be subject to the Conditions and other terms set out in Appendix 1 to this Announcement and to the full terms and conditions which will be set out in the Scheme Document. The Scheme Document will be despatched to Just Shareholders within 28 days of the date of this Announcement (unless a later date is agreed between Bidco, Just and the Panel).

In deciding whether or not to vote or procure votes to approve the Scheme at the Court Meeting or to vote or procure votes in favour of the Resolutions at the General Meeting in respect of their Just Shares, Just Shareholders should rely on the information contained, and follow the procedures described, in the Scheme Document.

Evercore, J.P. Morgan Cazenove and RBC Capital Markets have each given and not withdrawn their consent to the publication of this Announcement with the inclusion in this Announcement of the references to their names in the form and context in which they appear.

The bases and sources for certain financial information contained in this Announcement are set out in Appendix 2 to this Announcement. Details of the irrevocable undertakings received by Bidco are set out in Appendix 3. The defined terms used in this Announcement are set out in Appendix 4.

Enquiries

BWS and Bidco
BWS and Bidco Rachel Schneider, Investor Relations Simon Maine, Media Marie Fuller, Media	+416 369 3358 +44 7398 909 278 +44 207 408 8375

RBC Capital Markets (financial adviser to Bidco and BWS)

Oliver Hearsey Mark Preston Sam Jackson Ezzedine Ben Frej	+44 (0) 20 7653 4000

Just Group plc

Just Alistair Smith, Investor Relations Paul Kelly, Investor Relations Stephen Lowe, Group Communications Director	+44 (0) 1737 232 792 +44 (0) 20 7444 8127 +44 (0) 1737 827 301

Evercore (joint financial adviser and Rule 3 adviser to Just)

Nick Chapman Ed Banks Demetris Efthymiou Harrison George	+44 (0) 20 7653 6000

J.P. Morgan Cazenove (joint financial adviser and corporate broker to Just) Ed Squire	+44 (0) 20 3493 8000

Claire Brooksby James Robinson Edward Hatter

Temple Bar Advisory (media relations adviser to Just)

Alex Child-Villiers Sam Livingstone Alistair de Kare-Silver	+44 (0)7795 425580 +44 (0)7769 655437 +44 (0)7827 960151

Allen Overy Shearman Sterling LLP is acting as legal adviser to BWS and Bidco. Slaughter and May is acting as legal adviser to Just.

The person responsible for arranging the release of this Announcement on behalf of Just is Simon Watson, Company Secretary.

Important notices relating to financial advisers

RBC Europe Limited (trading as RBC Capital Markets), which is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority in the United Kingdom, is acting exclusively as financial adviser to BWS and Bidco and no one else in connection with the Acquisition and will not be responsible to anyone other than BWS and Bidco for providing the protections afforded to its clients nor for providing advice in relation to the matters referred to in this announcement. Neither RBC Europe Limited nor any of its affiliates, directors or employees owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, consequential, whether in contract, tort, in delict, under statute or otherwise) to any person who is not a client of RBC Europe Limited in connection with the Acquisition or any matter referred to herein.

Evercore Partners International LLP (“Evercore”), which is authorised and regulated by the FCA in the UK, is acting exclusively as financial adviser to Just and no one else in connection with the matters described in this Announcement and will not be responsible to anyone other than Just for providing the protections afforded to clients of Evercore nor for providing advice in connection with the matters referred to herein. Neither Evercore nor any of its subsidiaries, branches or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Evercore in connection with this Announcement, any statement contained herein, any offer or otherwise. Apart from the responsibilities and liabilities, if any, which may be imposed on Evercore by the Financial Services and Markets Act 2000, or the regulatory regime established thereunder, or under the regulatory regime of any jurisdiction where exclusion of liability under the relevant regulatory regime would be illegal, void or unenforceable, neither Evercore nor any of its affiliates accepts any responsibility or liability whatsoever for the contents of this Announcement, and no representation, express or implied, is made by it, or purported to be made on its behalf, in relation to the contents of this Announcement, including its accuracy, completeness or verification of any other statement made or purported to be made by it, or on its behalf, in connection with Just or the matters described in this Announcement. To the fullest extent permitted by applicable law, Evercore and its affiliates accordingly disclaim all and any responsibility or liability whether arising in tort, contract or otherwise (save as referred to above) which they might otherwise have in respect of this Announcement, or any statement contained herein.

J.P. Morgan Securities PLC, which conducts its UK investment banking business as J.P. Morgan Cazenove (“J.P. Morgan Cazenove”), is authorised in the United Kingdom by the PRA and regulated in the United Kingdom by the PRA and the FCA. J.P. Morgan Cazenove is acting as financial adviser exclusively for Just and no one else in connection with the matters set out in this Announcement and will not regard any other person as its client in relation to the matters in this Announcement and will not be responsible to anyone other than Just for providing the protections afforded to clients of J.P. Morgan Cazenove, or for providing advice in relation to any matter referred to herein.

Further information

This Announcement is for information purposes only and is not intended to, and does not, constitute or form part of any offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of, any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Acquisition or otherwise. The Acquisition will be made solely through the Scheme Document (or, if the Acquisition is implemented by way of a Takeover Offer, the Takeover Offer document), which, together with the accompanying Forms of Proxy, will contain the full terms and conditions of the Acquisition, including details of how to vote in respect of the Acquisition. Any decision in respect of the Acquisition should be made only on the basis of the information in the Scheme Document (or, if the Acquisition is implemented by way of a Takeover Offer, the Takeover Offer document).

Just will prepare the Scheme Document to be distributed to Just Shareholders. Just and Bidco urge Just Shareholders to read the Scheme Document (or any other document by which the Acquisition is made) in full when it becomes available because it will contain important information relating to the Acquisition, including details of how to vote in respect of the Scheme.

The statements contained in this Announcement are made as at the date of this Announcement, unless some other time is specified in relation to them, and publication of this Announcement shall not give rise to any implication that there has been no change in the facts set forth in this Announcement since such date.

This Announcement does not constitute a prospectus or a prospectus equivalent document.

This Announcement has been prepared for the purpose of complying with English law and the Code and the information disclosed may not be the same as that which would have been disclosed if this Announcement had been prepared in accordance with the laws of jurisdictions outside England.

The Acquisition will be subject to the applicable requirements of English law, the Code, the Panel, the London Stock Exchange, the Court, the PRA and the FCA.

Overseas Shareholders

The release, publication or distribution of this Announcement in jurisdictions other than the UK, and the availability of the Acquisition to Just Shareholders who are not resident in the UK, may be restricted and therefore any persons who are not resident in the UK or who are subject to the laws of any jurisdiction other than the UK (including Restricted Jurisdictions) should inform themselves about, and observe, any applicable legal or regulatory requirements. In particular, the ability of persons who are not resident in the UK or who are subject to the laws of another jurisdiction to participate in the Acquisition or to vote their Just Shares in respect of the Scheme at the Court Meeting, or to execute and deliver Forms of Proxy appointing another to vote at the Court Meeting on their behalf, may be affected by the laws of the relevant jurisdictions in which they are located or to which they are subject. Any failure to comply with applicable legal or regulatory requirements of any jurisdiction may constitute a violation of securities laws in that jurisdiction. To the fullest extent permitted by applicable law, the companies and persons involved in the Acquisition disclaim any responsibility or liability for the violation of such restrictions by any person.

Unless otherwise determined by Bidco or required by the Code, and permitted by applicable law and regulation, the Acquisition shall not be made available, directly or indirectly, in, into or from a Restricted Jurisdiction where to do so would violate the laws in that jurisdiction and no person may vote in favour of the Acquisition by any such use, means, instrumentality or form within a Restricted Jurisdiction or any other jurisdiction if to do so would constitute a violation of the laws of that jurisdiction.

Accordingly, copies of this Announcement and any formal documentation relating to the Acquisition are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in or into or from any Restricted Jurisdiction or any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction and persons receiving such documents (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send them in or into or from any Restricted Jurisdiction. Doing so may render invalid any related purported vote in respect of acceptance of the Acquisition.

Further details in relation to Just Shareholders in overseas jurisdictions will be contained in the Scheme Document (or, if the Acquisition is implemented by way of a Takeover Offer, the Takeover Offer document).

Additional information for U.S. investors

The Acquisition relates to an offer for the shares of an English company and is being made by means of a scheme of arrangement provided for under English company law. The Acquisition, implemented by way of a scheme of arrangement, is not subject to the tender offer rules or the proxy solicitation rules under the U.S. Exchange Act. Accordingly, the Acquisition is subject to the disclosure requirements and practices applicable to a scheme of arrangement involving a target company in the UK listed on the London Stock Exchange, which differ from the disclosure and procedural requirements of the U.S. tender offer and proxy solicitation rules.

The financial information included in this Announcement, or that may be included in the Scheme Document, has been or will be prepared in accordance with accounting standards applicable in the United Kingdom and thus may not be comparable to financial information of U.S. companies or companies whose financial statements are prepared in accordance with generally accepted accounting principles in the U.S. (“U.S. GAAP”). U.S. GAAP differs in certain significant respects from accounting standards applicable in the United Kingdom. None of the financial information in this Announcement has been audited in accordance with auditing standards generally accepted in the U.S. or the auditing standards of the Public Company Accounting Oversight Board (United States).

If, in the future, Bidco exercises its right to implement the Acquisition by way of a Takeover Offer and determines to extend the Takeover Offer into the U.S., the Acquisition will be made in compliance with applicable U.S. laws and regulations.

Neither the SEC nor any U.S. state securities commission has approved, disproved or passed judgment upon the fairness or the merits of the Acquisition or determined if this Announcement is adequate, accurate or complete. Any representation to the contrary is a criminal offence in the U.S.

Some or all of Just’s officers and directors reside outside the U.S., and some or all of its assets are or may be located in jurisdictions outside the U.S. Therefore, investors may have difficulty effecting service of process within the U.S. upon those persons or recovering against Just or its officers or directors on judgments of U.S. courts, including judgments based upon the civil liability provisions of the U.S. federal securities laws. Further, it may be difficult to compel a non-U.S. company and its affiliates to subject themselves to a U.S. court’s judgment. It may not be possible to sue Just or its officers or directors in a non-U.S. court for violations of the U.S. securities laws.

In accordance with normal United Kingdom practice and pursuant to Rule 14e-5(b) of the U.S. Exchange Act (to the extent applicable), Bidco or its nominees, or its brokers (acting as agents), may from time to time make certain purchases of, or arrangements to purchase, shares or other securities of Just outside of the US, other than pursuant to the Acquisition, until the date on which the Acquisition and/or Scheme becomes Effective, lapses or is otherwise withdrawn (or, in the case of any Takeover Offer, until expiration of any such Takeover Offer). These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices. Any information about such purchases or arrangements to purchase shall be disclosed as required in the UK, shall be reported to a Regulatory Information Service and shall be available on the London Stock Exchange website at www.londonstockexchange.com.

Forward-looking statements

This Announcement (including information incorporated by reference in this Announcement), oral statements made regarding the Acquisition, and other information published by BWS, Bidco and Just contain statements which are, or may be deemed to be, “forward-looking statements”. All statements, other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements are prospective in nature and are not based on historical facts, but rather on assumptions, expectations, valuations, targets, estimates, forecasts and projections of BWS, Bidco and Just about future events, and are therefore subject to risks and uncertainties which could cause actual results, performance or events to differ materially from those expressed or implied by the forward-looking statements. The forward-looking statements contained in this Announcement include statements relating to the expected effects of the Acquisition on the BWS Group, the Just Group and the Combined UK Group, the expected timing and scope of the Acquisition and other statements other than historical facts. Often, but not always, forward-looking statements can be identified by the use of forward-looking words such as “plans”, “expects”, “budget”, “targets”, “aims”, “scheduled”, “estimates”, “forecast”, “intends”, “anticipates”, “seeks”, “prospects”, “potential”, “possible”, “assume” or “believes”, or variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “should”, “would”, “might” or “will” be taken, occur or be achieved. BWS, Bidco and Just give no assurance that such expectations will prove to be correct. By their nature, forward-looking statements involve risks (known and unknown) and uncertainties (and other factors that are in many cases beyond the control of BWS, Bidco and/or Just) because they relate to events and depend on circumstances that may or may not occur in the future.

There are a number of factors that could affect the future operations of the BWS Group, the Just Group and/or the Combined UK Group and that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. These factors include the satisfaction (or, where permitted, waiver) of the Conditions, as well as additional factors, such as: domestic and global business and economic conditions, the impact of pandemics, asset prices, market-related risks such as fluctuations in interest rates and exchange rates, industry trends, competition, changes in government and regulation, changes in the policies and actions of governments and/or regulatory authorities (including changes related to capital and tax), changes in political and economic stability (including exposures to terrorist activities, disruption in business operations due to reorganisation activities, interest rate, inflation, deflation and currency fluctuations), the timing impact and other uncertainties of future or planned acquisitions or disposals or offers, the inability of the Combined UK Group to realise successfully any anticipated synergy benefits when the Acquisition is implemented (including changes to the board and/or employee composition of the Combined UK Group), the inability of the Bidco Group to integrate successfully the Just Group’s operations and programmes when the Acquisition is implemented, the Combined UK Group incurring and/or experiencing unanticipated costs and/or delays (including IT system failures, cyber-crime, fraud and pension scheme liabilities), or difficulties relating to the Acquisition when the Acquisition is implemented. Other unknown or unpredictable factors could affect future operations and/or cause actual results to differ materially from those in the forward-looking statements. Such forward-looking statements should therefore be construed in the light of such factors.

Each forward-looking statement speaks only as of the date of this Announcement. Neither BWS Group nor Just Group, nor any of their respective associates or directors, officers or advisers, provides any representation, warranty, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements in this Announcement will actually occur. Forward-looking statements involve inherent risks and uncertainties. All forward-looking statements contained in this Announcement are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Readers are cautioned not to place undue reliance on these forward-looking statements. Other than in accordance with their legal or regulatory obligations (including under the Code, the UK Market Abuse Regulation and the DTRs), neither the BWS Group nor the Just Group is under or undertakes any obligation, and each of the foregoing expressly disclaims any intention or obligation, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

No profit forecasts or estimates

Nothing in this Announcement is intended, or is to be construed, as a profit forecast or to be interpreted to mean that earnings or earnings per share for BWS, Bidco or Just for the current or future financial years, will necessarily match or exceed the historical published earnings or earnings per share for BWS, Bidco or Just, as appropriate.

Disclosure requirements of the Code

Under Rule 8.3(a) of the Code, any person who is interested in 1 per cent. or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the Announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 p.m. on the tenth business day following the commencement of the offer period and, if appropriate, by no later than 3.30 p.m. on the tenth business day following the Announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the Code, any person who is, or becomes, interested in 1 per cent. or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s), save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 p.m. on the business day following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.

Electronic Communications

Please be aware that addresses, electronic addresses and certain information provided by Just Shareholders, persons with information rights and other relevant persons for the receipt of communications from Just may be provided to BWS and Bidco during the Offer Period as required under section 4 of Appendix 4 to the Code.

Publication on a website and availability of hard copies

This Announcement and the documents required to be published pursuant to Rule 26 of the Code will be available, subject to certain restrictions relating to persons resident in Restricted Jurisdictions, on BWS’s website at www.jubilee-offer.com and on Just’s website at www.justgroupplc.co.uk/investors promptly and in any event by no later than 12 noon on 1 August 2025. Neither the content of the websites referred to in this Announcement nor the content of any website accessible from hyperlinks in this Announcement is incorporated into, or forms part of, this Announcement.

Just Shareholders may, subject to applicable securities laws, request a hard copy of this Announcement (and any information incorporated into it by reference to another source) by contacting Just’s registrars, Equiniti Limited, during business hours on +44 (0) 371 384 2787 within the United Kingdom or on +44 (0) 121 415 0096 from overseas or by submitting a request in writing to Equiniti Limited, Aspect House, Spencer Road, Lancing, West Sussex BN99 6DA, United Kingdom, with an address to which the hard copy may be sent. Just Shareholders may, subject to applicable securities laws, also request that all future documents, Announcements and information to be sent in relation to the Acquisition should be in hard copy form.

Rounding

Certain figures included in this Announcement have been subjected to rounding adjustments. Accordingly, figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

Rule 2.9 disclosure

In accordance with Rule 2.9 of the Code, Just confirms that as at the date of this Announcement, it has in issue and admitted to trading on the Main Market of the London Stock Exchange 1,038,702,932 ordinary shares of 10 pence each. The International Securities Identification Number (ISIN) of the ordinary shares is GB00BCRX1J15.

APPENDIX 1

CONDITIONS TO AND CERTAIN FURTHER TERMS OF THE ACQUISITION

The Acquisition will be subject to the terms and conditions set out in this Appendix 1 and in the Scheme Document.

PART 1

1.	Conditions to the Acquisition

The Acquisition will be conditional on the Scheme becoming unconditional and becoming Effective, subject to the Code, by no later than 11.59 p.m. on the Long Stop Date, or such later date (if any) as Bidco and Just may, with the consent of the Panel, agree and (if required) the Court may allow.

2.	Scheme approval

The Scheme will be subject to the following conditions:

(a)	(i)

its approval by a majority in number representing not less than 75 per cent. in value of the Scheme Shareholders who are on the register of members of Just at the Voting Record Time (or the relevant class or classes thereof, if applicable), in each case present, entitled to vote and voting, either in person or by proxy, at the Court Meeting or at any separate class meeting which may be required by the Court (as applicable) or at any adjournment of any such meeting; and

(ii)

the Court Meeting and any separate class meeting which may be required by the Court (or any adjournment of any such meeting) being held on or before the 22nd day after the expected date of the Court Meeting to be set out in the Scheme Document in due course (or such later date as (a) BWS, Bidco and Just may agree or (b) (in a competitive situation) as may be specified by BWS and Bidco with the consent of the Panel, and, in each case that, if so required, the Court may allow);

(b)	(i)	the Resolutions being duly passed by the requisite majority or majorities at the General Meeting; and

(ii)

the General Meeting being held on or before the 22nd day after the expected date of the General Meeting to be set out in the Scheme Document in due course (or such later date as (a) BWS, Bidco and Just may agree or (b) (in a competitive situation) as may be specified by BWS and Bidco with the consent of the Panel, and in each case that, if so required, the Court may allow); and

(c)	(i)	the sanction of the Scheme by the Court with or without modification (but subject to any such modification being acceptable to BWS, Bidco and Just); and

(ii)

the Sanction Hearing being held on or before the 22nd day after the expected date of the Sanction Hearing to be set out in the Scheme Document in due course (or such later date as (a) BWS, Bidco and Just may agree or (b) (in a competitive situation) as may be specified by BWS and Bidco with the consent of the Panel, and in each case that, if so required, the Court may allow).

In addition, BWS, Bidco and Just have agreed that, subject as stated in Part 2 of this Appendix 1 and to the requirements of the Panel, the Acquisition will be conditional on the following Conditions and, accordingly, the necessary actions to make the Scheme Effective will not be taken unless the following Conditions (as amended if appropriate) have been satisfied or, where relevant, waived:

3.	Official authorisations, regulatory clearances and Third Party clearances

The Acquisition will be conditional on:

Regulatory

United Kingdom

(a)	the PRA, as appropriate regulator in accordance with section 178(2A) of FSMA:

(i)

having given notice in accordance with section 189(4)(a) of FSMA that it approves or has no objections to Bidco and any other person who would by virtue of the Acquisition, become or be deemed to become a controller of each PRA-authorised person (in each case, an “Additional PRA Notice Giver”), acquiring control (within the meaning of section 181 of FSMA) of each PRA-authorised person within the Just Group as a result of the Acquisition;

(ii)

having given notice in accordance with section 189(7) of FSMA that it approves or has no objections to Bidco and each Additional PRA Notice Giver acquiring control (within the meaning of section 181 of FSMA) of each PRA-authorised person within the Just Group as a result of the Acquisition, subject to conditions specified by the PRA which are acceptable to Bidco (acting reasonably); or

(iii)

in the absence of such notice at subclause (i) or (ii) above, being treated, by virtue of section 189(6) of FSMA, as having approved Bidco and each Additional PRA Notice Giver acquiring such control; and

(b)	the FCA, as appropriate regulator in accordance with section 178(2A) of FSMA:

(i)

having given notice in accordance with section 189(4)(a) of FSMA that it approves or has no objections to Bidco and any other person who would by virtue of the Acquisition, become or be deemed to become a controller of each UK Authorised Person to which the FCA is the appropriate regulator in accordance with section 178(2A)(b) (in each case, an “Additional FCA Notice Giver”), acquiring control (within the meaning of section 181 of FSMA) of each such UK Authorised Person within the Just Group as a result of the Acquisition;

(ii)

having given notice in accordance with section 189(7) of FSMA that it approves or has no objections to Bidco and each Additional FCA Notice Giver acquiring control (within the meaning of section 181 of FSMA) of each UK Authorised Person to which the FCA is the appropriate regulator in accordance with section 178(2A) within the Just Group as a result of the Acquisition, subject to conditions specified by the FCA which are acceptable to Bidco (acting reasonably); or

(iii) in the absence of such notice at subclause (i) or (ii) above, being treated, by virtue of section 189(6) of FSMA, as having approved Bidco and each Additional FCA Notice Giver acquiring such control, where references to FSMA are read, where applicable, with the Financial Services and Markets Act 2000 (Controllers) (Exemption) Order 2009;

South Africa

(c)

all applicable applications and/or notifications having been made to the Prudential Authority and/or the FSCA in connection with the proposed change in shareholding of Just Retirement Life (South Africa) Limited in the context of the Acquisition, and the Prudential Authority and/or the FSCA (as applicable) having approved the proposed change in shareholding of Just Retirement Life (South Africa) Limited in the context of the Acquisition in accordance with the Financial Sector Regulation Act and/or the Insurance Act on terms which are acceptable to Bidco (acting reasonably);

Antitrust

United Kingdom

(d)	insofar as the Acquisition constitutes, or is deemed to constitute, a relevant merger situation within the meaning of Part 3 of the Enterprise Act 2002 (the “EA”) one of the following having occurred:

(i)	following submission of a briefing paper to the Competition and Markets Authority (“CMA”) by BWS or Bidco in relation to the Acquisition (a “CMA Briefing Paper”) and with respect to the Acquisition:

(A)	the CMA’s position as most recently communicated to the parties being that it has no further questions in respect of the Acquisition; and

(B)

as at the date on which all other Conditions are satisfied or waived, the CMA not having: (I) requested submission of a notice in the prescribed form as contemplated by Section 96 of the EA (a “Merger Notice”); or (II) given notice to either party that it is commencing a Phase 1 Investigation; or (III) indicated that the statutory review period in which the CMA has to decide whether to make a reference under Section 34ZA of the EA has begun; or (IV) requested documents or attendance by witnesses under Section 109 of the EA, which may indicate it is considering commencing the aforementioned review period in respect of the Acquisition; or

(ii)	where the CMA has commenced an investigation following the submission of a CMA Briefing Paper or a Merger Notice, the CMA either:

(A)

having confirmed that the Acquisition or any matter arising therefrom or related thereto will not be subject to a Phase 2 reference under the EA or on any other statutory basis (a “Phase 2 CMA Reference”) such confirmation being either unconditional or conditional on the CMA’s acceptance of undertakings in lieu under Section 73 of the EA, or the applicable time period for the CMA to make a Phase 2 CMA Reference having expired without the CMA having made such a Phase 2 CMA Reference; or

(B)	in the event that a Phase 2 CMA Reference is made in relation to the Acquisition, the CMA either:

1.

concluding in a report published in accordance with Section 38 of the EA that neither the Acquisition nor any matter arising from or relating to the Acquisition nor any part of it has or is expected to result in a substantial lessening of competition within any market or markets in the United Kingdom for goods or services; or

2.	allowing the Acquisition and any matter arising from or relating to the Acquisition to proceed;

South Africa

(e)

the unconditional approval in writing of the applicable competition authorities (established in terms of the South African Competition Act, No. 89 of 1998 (as amended)) having been obtained in respect of the Acquisition (or if such approval is conditional, each such condition being acceptable to Bidco (acting reasonably));

Other Third Party approvals

(f)

the waiver (or non-exercise within any applicable time limits) by any Relevant Authority or any other body or person whatsoever in any jurisdiction (each a “Third Party”) of any termination right, right of pre-emption, first refusal or similar right (which is material in the context of the Wider Just Group taken as a whole or in the context of the Acquisition) arising as a result of or in connection with the Acquisition including, without limitation, its implementation and financing or the proposed direct or indirect acquisition of any shares or other securities in, or control or management of, Just by Bidco or any member of the Wider BWS Group;

(g)

other than in relation to the approvals referred to in Conditions 3(a)-(e) above, all necessary filings or applications having been made in connection with the Acquisition and all statutory or regulatory obligations in any jurisdiction having been complied with in connection with the Acquisition or the acquisition by any member of the Wider BWS Group of any shares or other securities in, or control of, Just and all authorisations, orders, grants, recognitions, determinations, confirmations, consents, licences, clearances, permissions, exemptions and approvals reasonably deemed necessary or appropriate by Bidco or any member of the Wider BWS Group for or in respect of the Acquisition including without limitation, its implementation and financing or the proposed direct or indirect acquisition of any shares or other securities in, or control of, Just or any member of the Wider Just Group by any member of the Wider BWS Group having been obtained in terms and in a form satisfactory to Bidco from all appropriate Third Parties or persons with whom any member of the Wider Just Group has entered into contractual arrangements and all such authorisations, orders, grants, recognitions, determinations, confirmations, consents, licences, clearances, permissions, exemptions and approvals reasonably deemed necessary or appropriate to carry on the business of any member of the Wider Just Group which are material in the context of the Wider BWS Group or the Wider Just Group each as a whole or for or in respect of the Acquisition, including (without limitation) its implementation or financing remaining in full force and effect and all filings necessary for such purpose having been made and there being no notice or intimation of any intention to revoke or not to renew any of the same at the time at which the Acquisition becomes otherwise unconditional and all necessary statutory or regulatory obligations in any jurisdiction having been complied with;

(h)

other than in relation to the approvals referred to in Conditions 3(a)-(e) above, no Third Party having given notice of a decision to take, institute, implement or threaten any action, proceeding, suit, investigation, enquiry or reference (and, in each case, not having withdrawn the same), or having enacted, made or proposed any statute, regulation, decision or order, or change to published practice or having taken any other steps, and there not continuing to be outstanding any statute, regulation, decision or order, which in each case would reasonably be expected to:

(i)

require, prevent or materially delay the divestiture, or materially alter the terms envisaged for any proposed divestiture by any member of the Wider BWS Group or any member of the Wider Just Group of all or any portion of their respective businesses, assets or property or impose any limitation on the ability of any of them to conduct their respective businesses (or any of them) or to own, control or manage any of their respective assets or properties or any part thereof which, in any such case, is material in the context of the Wider BWS Group or the Wider Just Group each taken as a whole;

(ii)

impose any material limitation on, or result in a material delay in, the ability of any member of the Wider BWS Group directly or indirectly to acquire or to hold or to exercise effectively all or any rights of ownership in respect of shares or loans or securities convertible into shares or any other securities (or the equivalent) in any member of the Wider Just Group or the Wider BWS Group or to exercise voting or management control over any such member;

(iii)

materially adversely limit the ability of any member of the Wider BWS Group or of the Wider Just Group to conduct, integrate or co-ordinate its business, or any part of it, with the businesses or any part of the businesses of any member of the Wider BWS Group or of the Wider Just Group in a manner which is materially adverse in the context of the Wider BWS Group or the Wider Just Group each taken as a whole;

(iv)

otherwise adversely affect the business, assets, profits or prospects of any member of the Wider BWS Group or of any member of the Wider Just Group to an extent which is material in the context of the Wider BWS Group or the Wider Just Group each taken as a whole;

(v)

make the Acquisition or its implementation or the acquisition or proposed acquisition by Bidco or any member of the Wider BWS Group of any shares or other securities in, or control of, Just void, illegal, and/or unenforceable under the laws of any jurisdiction, or otherwise, directly or indirectly, restrain, restrict, prohibit, materially delay or otherwise materially interfere with the same, or impose additional conditions or obligations with respect thereto;

(vi)

require (save as envisaged in the Acquisition or sections 974 to 991 (inclusive) of the Companies Act) any member of the Wider BWS Group or the Wider Just Group to offer to acquire any shares or other securities (or the equivalent) or interest in any member of the Wider Just Group or the Wider BWS Group owned by any Third Party, which is material in the context of the Wider BWS Group or the Wider Just Group each taken as a whole;

(vii)

impose any limitation on or result in any delay in the ability of any member of the Wider BWS Group to integrate or co-ordinate its business, or any part of it, with the businesses or any part of the businesses of any other member of the Wider Just Group which is materially adverse to and material in the context of the Wider Just Group or the Wider BWS Group each taken as a whole; or

(viii)

result in any member of the Wider Just Group ceasing to be able to carry on business under any name under which it presently does so which is materially adverse to and material in the context of the Wider BWS Group or Wider Just Group each taken as a whole, and all applicable waiting and other time periods (including any extensions thereof) during which any such Third Party could institute, implement or threaten any action, proceeding, suit, investigation, enquiry or reference or any other step under the laws of any jurisdiction in respect of the Acquisition having expired, lapsed or been terminated;

4.	Certain matters arising as a result of any arrangement, agreement etc.

save as Disclosed, there being no provision of any agreement, arrangement, licence, permit or other instrument to which any member of the Wider Just Group is a party or by or to which any such member or any of its assets are or may be bound, entitled or subject, or any circumstance which, in each case as a consequence of the Acquisition or because of a change in the control or management of Just or otherwise, would reasonably be expected to result in any of the following to an extent which is or would be material and adverse in the context of the Wider Just Group taken as a whole:

(a)

any monies borrowed by or any other indebtedness or liabilities (actual or contingent) of, or grant available to any such member, being or becoming repayable or capable of being declared repayable immediately or earlier than their or its stated maturity date or repayment date or the ability of any such member to borrow monies or incur any indebtedness being withdrawn or inhibited or being capable of becoming or being withdrawn or inhibited;

(b)

any such agreement, arrangement, licence, permit or instrument or the rights, liabilities, obligations or interests of any such member thereunder being terminated or adversely modified or affected or any onerous obligation or liability arising or any adverse action being taken or arising thereunder;

(c)

any assets or interests of any such member being or failing to be disposed of or charged or ceasing to be available to any such member or any right arising under which any such asset or interest would reasonably be expected to be required to be disposed of or charged or could reasonably be expected to cease to be available to any such member otherwise than in the ordinary course of business;

(d)

save in the ordinary and usual course of business, the creation or enforcement of any mortgage, charge or other security interest over the whole or any part of the business, property, assets or interest of any such member or any such mortgage, charge or other security interest (whenever arising or having arisen) becoming enforceable;

(e)

the rights, liabilities, obligations or interests of any such member in, or the business of any such member with, any person, firm, company or body (or any arrangement or arrangements relating to any such interest or business) being terminated, adversely modified or affected;

(f)	the value of any such member or its financial or trading position or prospects being prejudiced or adversely affected;

(g)	any such member ceasing to be able to carry on business under any name under which it presently does so;

(h)

the creation or acceleration of any liability, actual or contingent, by any such member (including any material tax liability or any obligation to obtain or acquire any material authorisation, order, grant, recognition, determination, confirmation, consent, licence, clearance, permission, exemption, approval, notice, waiver, concession, agreement or exemption from any Third Party or any person) other than trade creditors or other liabilities incurred in the ordinary course of business or in connection with the Acquisition; or

(i)	any requirement on any such member to acquire, subscribe, pay up or repay any shares or other securities (or the equivalent),

and no event having occurred which, under any provision of any agreement, arrangement, licence, permit or other instrument to which any member of the Wider Just Group is a party or by or to which any such member or any of its assets may be bound, entitled or subject, would reasonably be expected to result in any of the events or circumstances as are referred to in paragraphs (a) to (i) of this Condition 4 (Certain matters arising as a result of any arrangement, agreement etc.), in each case to an extent which is material and adverse in the context of the Wider Just Group taken as a whole;

5.	Certain events occurring since Last Accounts Date

save as Disclosed, no member of the Wider Just Group having, since the Last Accounts Date:

(a)

save as between Just and wholly owned subsidiaries of Just or for Just Shares issued under or pursuant to the exercise of options and vesting of awards granted under the Just Share Plans in the ordinary course, issued or agreed to issue, authorised or proposed the issue of additional shares of any class;

(b)

save as between Just and wholly owned subsidiaries of Just for the grant of options and awards and other rights under the Scheme Shares in the ordinary course, issued, or agreed to issue, authorised or proposed the issue of securities convertible into shares of any class or rights, warrants or options to subscribe for, or acquire, any such shares or convertible securities;

(c)	other than to another member of the Wider Just Group, sold (or agreed to transfer or sell) any shares held in treasury;

(d)

other than with BWS’s consent or to another member of the Just Group, prior to the Effective Date, recommended, declared, paid or made or proposed to recommend, declare, pay or make any bonus issue, dividend or other distribution whether payable in cash or otherwise or made any bonus issue, other than (if applicable) an Extended Close Permitted Dividend;

(e)

other than with BWS’s consent or intra-Just Group transactions, authorised, implemented or announced any merger or demerger with any body corporate or acquired or disposed of or transferred, mortgaged or charged or created any security interest over any assets or any right, title or interest in any asset (including shares and trade investments) or authorised or proposed or announced any intention to propose any merger, demerger, acquisition or disposal, transfer, mortgage, charge or security interest, in each case, other than in the ordinary course of business and, in each case, to the extent which is material in the context of the Wider Just Group taken as a whole;

(f)

save for intra-Just Group transactions, made or authorised or proposed or announced an intention to propose any material change in its loan capital, to an extent which is material in the context of the Wider Just Group taken as a whole;

(g)

save for intra-Just Group transactions or otherwise in the ordinary course of business, issued, authorised or proposed the issue of, or made any change in or to, any debentures or incurred or increased any indebtedness or become subject to any liability (actual or contingent), to an extent which, in each case, is material in the context of the Wider Just Group taken as a whole;

(h)

other than (if applicable) an Extended Close Permitted Dividend or as between members of the Just Group, purchased, redeemed or repaid or announced any proposal to purchase, redeem or repay any of its own shares or other securities or reduced or, save in respect of the matters mentioned in paragraph (a) or (b) of this Condition 5 (Certain events occurring since Last Accounts Date) above, made any other change to any part of its share capital, in each case, to the extent which is material in the context of the Wider Just Group taken as a whole;

(i)

other than with BWS’s consent pursuant to the Acquisition and except for intra-Just Group transactions, implemented, or authorised, proposed or announced its intention to implement, any reconstruction, merger, demerger, amalgamation, scheme, commitment or other transaction or arrangement otherwise than in the ordinary course of business, in each case to an extent which is material in the context of the Wider Just Group taken as a whole;

(j)

been unable or deemed unable, or admitted in writing that it is unable, to pay its debts as they fall due or having stopped or suspended (or threatened to stop or suspend) payment of its debts generally or ceased or threatened to cease carrying on all or a substantial part of its business;

(k)

(other than in respect of a member which is dormant and was solvent at the relevant time) taken any corporate action or steps or had any legal proceedings started or threatened against it in relation to the suspension of payments, a moratorium of any indebtedness, its winding-up (voluntary or otherwise), dissolution or reorganisation or for the appointment of a receiver, administrative receiver, administrator, manager, trustee or similar officer of all or any of its assets or revenues or any analogous proceedings in any jurisdiction or appointed any analogous person in any jurisdiction or had any such person appointed, to the extent which is material in the context of the Wider Just Group taken as a whole;

(l)

commenced negotiations with any of its creditors or taken any step with a view to rescheduling or restructuring any of its indebtedness or entered into a composition, compromise, assignment or arrangement with any of its creditors whether by way of a voluntary arrangement, scheme of arrangement, deed of compromise or otherwise, to the extent which is material in the context of the Wider Just Group taken as a whole;

(m)	waived, settled or compromised any claim (otherwise than in the ordinary course of business), which is material in the context of the Wider Just Group taken as a whole;

(n)	entered into, varied or authorised any material agreement, transaction, arrangement or commitment (whether in respect of capital expenditure or otherwise) which:

(i)	is of a long-term, onerous or unusual nature or magnitude or which is reasonably likely to involve an obligation of such nature or magnitude (save in the ordinary course of business); or

(ii)

is likely to restrict the business of any member of the Wider Just Group other than of a nature and to an extent which is normal in the context of the business concerned, and, in either case, which is or would reasonably be expected to be material and adverse in the context of the Wider Just Group taken as a whole or in the context of the Acquisition;

(o)

entered into any contract, commitment, arrangement or agreement otherwise than in the ordinary course of business or passed any resolution or made any offer (which remains open for acceptance) with respect to or announced any intention to, or proposed to, effect any of the transactions, matters or events referred to in this Condition 5 (Certain events occurring since Last Accounts Date);

(p)	made any material alteration to its constitutional documents;

(q)	except in relation to changes made or agreed as a result of, or arising from, law or changes to law, made or agreed or consented to any change to:

(i)	the terms of the trust deeds constituting the pension scheme(s) established by any member of the Wider Just Group for its directors or employees or their dependents;

(ii)	the contributions payable to any such scheme(s) or to the benefits which accrue or to the pensions which are payable thereunder;

(iii)	the basis on which qualification for, or accrual or entitlement to, such benefits or pensions are calculated or determined; or

(iv)	the basis upon which the liabilities (including pensions) of such pension schemes are funded, valued or made,

in each case, which has an effect that is material in the context of the Wider Just Group taken as a whole;

(r)

proposed, agreed to provide or modified the terms of any of the Just Share Plans or other benefit constituting a material change relating to the employment or termination of employment of a material category of persons employed by the Wider Just Group or which constitutes a material change to the terms or conditions of employment of any director or senior employee of the Wider Just Group, save as agreed by the Panel (if required) and by Bidco;

(s)

other than with the consent of BWS, taken (or agreed or proposed to take) any action which requires, or would require, the consent of the Panel or the approval of Just Shareholders in a general meeting in accordance with, or as contemplated by, Rule 21.1 of the Code; or

(t)	entered into or varied in a material way the terms of, any contract, agreement or arrangement with any of the directors or senior executives of any member of the Wider Just Group;

6.	No adverse change, litigation or regulatory enquiry

save as Disclosed, since the Last Accounts Date:

(a)

no adverse change or deterioration having occurred in the business, assets, financial or trading position or profits or prospects or operational performance of any member of the Wider Just Group which, in any such case, is material in the context of the Wider Just Group taken as a whole and no circumstances have arisen which would reasonably be expected to result in such adverse change or deterioration;

(b)

no litigation, arbitration proceedings, prosecution or other legal proceedings to which any member of the Wider Just Group is or may become a party (whether as a plaintiff, defendant or otherwise) and no enquiry, review or investigation by, or complaint or reference to, any Third Party or other investigative body against or in respect of any member of the Wider Just Group having been instituted, announced, implemented or threatened by or against or remaining outstanding in respect of any member of the Wider Just Group which in any such case has had or would reasonably be expected to have a material adverse effect on the Wider Just Group taken as a whole;

(c)

no contingent or other liability of any member of the Wider Just Group having arisen or become apparent to Bidco or increased which has had or would reasonably be expected to have a material adverse effect on the Wider Just Group, taken as a whole;

(d)

no enquiry or investigation by, or complaint or reference to, any Third Party having been threatened, announced, implemented, instituted by or remaining outstanding against or in respect of any member by or the Wider Just Group which in any case is material in the context of the Wider Just Group taken as a whole;

(e)

no member of the Wider Just Group having conducted its business in breach of any applicable laws and regulations which in any case is material in the context of the Wider Just Group taken as a whole; and

(f)

no steps having been taken which are likely to result in the withdrawal, cancellation, termination or modification of any licence or permit held by any member of the Wider Just Group which is necessary for the proper carrying on of its business and the withdrawal, cancellation, termination or modification of which has had, or would reasonably be expected to have, an adverse effect which is material in the context of the Wider Just Group taken as a whole;

7.	No discovery of certain matters

(a)	save as Disclosed, BWS not having discovered:

(i)

that any financial, business or other information concerning the Wider Just Group as contained in the information publicly disclosed at any time by or on behalf of any member of the Wider Just Group is materially misleading, contains a material misrepresentation of fact or omits to state a fact necessary to make that information not misleading and which was not subsequently corrected before the date of this Announcement by disclosure either publicly or otherwise to BWS or its professional advisers, in each case, to the extent which is material in the context of the Wider Just Group taken as a whole;

(ii)

that any member of the Wider Just Group or partnership, company or other entity in which any member of the Wider Just Group has a significant economic interest and which is not a subsidiary undertaking of Just, is subject to any liability (actual or contingent) which is not disclosed in the annual report and accounts of Just for the Last Accounts Date, in each case, to the extent which is material in the context of the Wider Just Group taken as a whole; or

(iii)	any information which affects, in any way which is material in the context of the Wider Just Group taken as a whole or in the context of the Acquisition, the import of any Disclosed information.

8.	Anti-corruption, economic sanctions, criminal property and money laundering save as Disclosed, BWS not having discovered that:

(a)

(i) any past or present member, director, officer or employee of the Wider Just Group is or has at any time engaged in any activity, practice or conduct which would constitute an offence under the Bribery Act 2010, the U.S. Foreign Corrupt Practices Act of 1977 or any other applicable anti-corruption or anti-bribery law, rule or regulation or any other applicable law, rule or regulation concerning improper payments or kickbacks; or (ii) any person that performs or has performed services for or on behalf of the Wider Just Group is or has at any time engaged in any activity, practice or conduct in connection with the performance of such services which would constitute an offence under the Bribery Act 2010, the U.S. Foreign Corrupt Practices Act of 1977 or any other applicable anti-corruption or anti-bribery law, rule or regulation or any other applicable law, rule or regulation concerning improper payments or kickbacks;

(b)

any asset of any member of the Wider Just Group constitutes criminal property as defined by section 340(3) of the Proceeds of Crime Act 2002 (but disregarding paragraph (b) of that definition) or proceeds of crime under any other applicable law, rule or regulation concerning money laundering or proceeds of crime or any member of the Wider Just Group is found to have engaged in activities constituting money laundering under any applicable law, rule or regulation concerning money laundering;

(c)

any past or present member, director, officer or employee of the Just Group, or any other person for whom any such person may be liable or responsible, is or has engaged in any conduct which would violate applicable economic sanctions or dealt with, made any investments in, made any funds or assets available to or received any funds or assets from:

(i)

any government, entity or individual in respect of which U.S., UK or European Union persons, or persons operating in those territories, are prohibited from engaging in activities or doing business, or from receiving or making available funds or economic resources, by U.S., UK or European Union laws or regulations, including the economic sanctions administered by the United States Office of Foreign Assets Control, or HMRC; or

(ii)	any government, entity or individual targeted by any of the economic sanctions of the United Nations, the U.S., the UK or the European Union or any of its Member States;

(d)	any past or present member, director, officer or employee of the Wider Just Group, or any other person for whom any such person may be liable or responsible:

(i)	has engaged in conduct which would violate any relevant anti-terrorism laws, rules, or regulations, including but not limited to the U.S. Anti-Terrorism Act;

(ii)

has engaged in conduct which would violate any relevant anti-boycott law, rule or regulation or any applicable export controls, including but not limited to the Export Administration Regulations administered and enforced by the U.S. Department of Commerce or the International Traffic in Arms Regulations administered and enforced by the U.S. Department of State;

(iii)

has engaged in conduct which would violate any relevant laws, rules, or regulations concerning human rights, including but not limited to any law, rule or regulation concerning false imprisonment, torture or other cruel and unusual punishment, or child labour; or

(iv)

is debarred or otherwise rendered ineligible to bid for or to perform contracts for or with any Relevant Authority or found to have violated any applicable law, rule or regulation concerning government contracting or public procurement; or

(e)

any member of the Wider Just Group is or has been engaged in any transaction which would cause any member of the Wider BWS Group to be in breach of any law or regulation upon its acquisition of Just, including but not limited to the economic sanctions of the United States Office of Foreign Assets Control, or HMRC or any other Relevant Authority.

PART 2

Waiver and invocation of the Conditions

1.

Subject to the requirements of the Panel in accordance with the Code, Bidco reserves the right in its sole discretion to waive, in whole or in part, all or any of the Conditions in Part 1 of this Appendix 1, except for Conditions 1 (Conditions to the Acquisition), 2(a)(i), 2(b)(i) and 2(c)(i) (Scheme approval), which cannot be waived. The deadlines in any of Conditions 2(a)(ii), 2(b)(ii) and 2(c)(ii) (Scheme approval) may be extended to such later date as Bidco may determine (with the Panel’s consent and approval of the Court, if such consent and/or approval is required). If any of Conditions 1 (Conditions to the Acquisition), 2(a)(ii), 2(b)(ii) and 2(c)(ii) (Scheme approval) is not satisfied by the relevant deadline specified in the relevant Condition, BWS shall make an announcement by 8.00 a.m. on the business day following such deadline confirming whether, subject to paragraph 3 below, Bidco has invoked the relevant Condition, waived the relevant deadline or extended the relevant deadline.

2.

Conditions 2(a)(i) and 2(b)(i) (Scheme approval) and 3 (Official authorisations, regulatory clearances and Third Party clearances) to 8 (Anti-corruption, economic sanctions, criminal property and money laundering) (inclusive) must be fulfilled, determined by Bidco to remain fulfilled or (if capable of waiver) waived, by no later than 11.59 p.m. on the day before the Sanction Hearing. Bidco shall be under no obligation to waive (if capable of waiver), to determine to be or remain satisfied or to treat as satisfied any of Conditions 3 (Official authorisations, regulatory clearances and Third Party clearances) to 8 (Anti-corruption, economic sanctions, criminal property and money laundering) (inclusive) by a date or time earlier than the latest date and time specified above for the fulfilment of the relevant Condition notwithstanding that the other Conditions may at such earlier date have been waived or fulfilled and that there are at such earlier date no circumstances indicating that any of such Conditions may not be capable of fulfilment.

3.

Subject to paragraph 4 below, under Rule 13.5(a) of the Code, Bidco may only invoke a Condition so as to cause the Acquisition not to proceed, to lapse or to be withdrawn with the consent of the Panel. The Panel will normally only give its consent if the circumstances which give rise to the right to invoke the Condition are of material significance to BWS in the context of the Acquisition. This will be judged by reference to the facts of each case at the time that the relevant circumstances arise.

4.

Each of Conditions 1 (Conditions to the Acquisition) and 2 (Scheme approval) (and any Takeover Offer acceptance condition adopted on the basis specified in Part 3 of this Appendix 1) will not be subject to Rule 13.5(a) of the Code.

5.	Any Condition that is subject to Rule 13.5(a) of the Code may be waived by Bidco.

6.

The Acquisition will not become Effective unless the Conditions have been fulfilled or (to the extent capable of waiver) waived or, where appropriate, have been determined by Bidco to be or remain satisfied by no later than the Long Stop Date.

7.	Each of the Conditions shall be regarded as a separate Condition and shall not be limited by reference to any other Condition.

PART 3

Implementation by way of Takeover Offer

Subject to obtaining the consent of the Panel and where permitted pursuant to the terms of the Cooperation Agreement (while the Cooperation Agreement is continuing), Bidco reserves the right to elect to implement the Acquisition by way of a Takeover Offer as an alternative to the Scheme. In such event, such Takeover Offer will be implemented on the same terms and conditions, so far as applicable, as those which would apply to the Scheme subject to appropriate amendments to reflect the change in method of effecting the Takeover Offer, including (without limitation), with the consent of the Panel, the inclusion of an acceptance condition set at 90 per cent. of Just Shares to which the Takeover Offer relates, (or such lesser percentage as may be agreed after consultation with the Panel (if necessary) or as may be required under the terms of the Cooperation Agreement), being in any case more than 50 per cent. of the voting rights normally exercisable at a general meeting of Just, including, for this purpose, any such voting rights attaching to Just Shares that are issued before the Takeover Offer becomes or is declared unconditional (whether pursuant to the exercise of any outstanding subscription or conversion rights or otherwise).

PART 4

Certain further terms of the Acquisition

1.

If any member of the BWS Group is required by the Panel to make a mandatory offer for Just Shares under Rule 9 of the Code, Bidco may make such alterations to the above Conditions as are necessary to comply with Rule 9 of the Code.

2.

The availability of the Acquisition to persons not resident in the UK may be affected by the laws of the relevant jurisdiction. Persons who are not resident in the UK should inform themselves about, and observe, any applicable requirements. Just Shareholders who are in any doubt about such matters should consult an appropriate independent professional adviser in the relevant jurisdiction without delay and observe any applicable requirements. Further details in relation to Overseas Shareholders will be contained in the Scheme Document.

3.

Just Shares will be acquired by Bidco fully paid and free from all liens, equitable interests, charges, encumbrances, rights of pre-emption and any other third party rights or interests whatsoever and together with all rights existing at the date of this Announcement or thereafter attaching or accruing thereto, including (without limitation) the right to receive and retain, in full, all dividends, distributions and other returns of capital (whether by way of reduction of share capital, repurchase or redemption or otherwise), if any, declared, made or paid on or after the date of this Announcement in respect of Just Shares, other than (if applicable) an Extended Close Permitted Dividend.

4.

In the event that the Long Stop Date is extended upon the mutual agreement of Bidco and Just and the consent of the Panel and, if so required, the Court, Just will be entitled to declare and pay to eligible Just Shareholders an Extended Close Permitted Dividend, without any reduction of the Consideration.

5.

If any dividend, distribution or other return of capital, other than (if applicable) an Extended Close Permitted Dividend, is announced, declared, made or paid in respect of Just Shares on or after the date of this Announcement and before the Effective Date, Bidco reserves the right to reduce the Consideration payable in respect of each Just Share by the amount of all or part of any such dividend, distribution or other return of capital, in which case any reference in this Announcement to the Consideration payable under the terms of the Acquisition will be deemed to be a reference to the Consideration as so reduced. If Bidco exercises this right or makes such a reduction in respect of a dividend, distribution or other return of capital, Just Shareholders will be entitled to receive and retain that dividend, distribution or other return of capital. Any exercise by Bidco of its rights referred to in this paragraph 5 shall be the subject of an announcement and, for the avoidance of doubt, shall not be regarded as constituting any revision or variation of the Acquisition.

6.

This Announcement and any rights or liabilities arising hereunder, the Acquisition, the Scheme and the Forms of Proxy will be governed by the laws of England and Wales and be subject to the jurisdiction of the courts of England and Wales. The Acquisition will also be subject to the Conditions and further terms set out in this Announcement and to be set out in the Scheme Document and such further terms as may be required to comply with the UK Listing Rules and the provisions of the Code. The Acquisition and the Scheme will comply with the applicable requirements of the Panel, the Code, the FCA, the London Stock Exchange and the Court. This Announcement does not constitute, or form part of, an offer or invitation to purchase Just Shares or any other securities.

APPENDIX 2

SOURCES AND BASES OF INFORMATION

Unless otherwise stated in this Announcement:

1.	As at close of business on 30 July 2025 (being the last Business Day before the date of this Announcement), Just had 1,038,702,932 ordinary shares in issue.

2.	Just does not hold any shares in treasury.

3.	Any reference to the entire issued and to be issued share capital of Just is based on:

(a)	1,038,702,932 Just Shares referred to in paragraph 1 above; and

(b)	36,049,658 Just Shares which may be issued on or after the date of this Announcement on the exercise of options or vesting of awards under the Just Share Plans.

4.

The value of the Acquisition, based on the Consideration, of approximately £2.4 billion has been calculated based on 220 pence per Just Share and on the basis of the entire issued and to be issued share capital of Just (as set out in paragraph 3 above).

5.

The multiple of Unrestricted Tier 1 capital on the balance sheet as of 31 December 2024 less the final dividend for the year ended 31 December 2024 has been calculated based on the entire issued and to be issued share capital of Just (as set out in paragraph 3 above) and by taking:

(a)	Tier 1 unrestricted capital of £2,090 million as at 31 December 2024; less

(b)	final dividend of £19 million for the year ended 31 December 2024.

6.	The volume-weighted average prices of a Just Share are derived from data provided by Bloomberg.

7.	Unless otherwise stated, all prices for Just Shares have been derived from data provided by Bloomberg and represent Closing Prices on the relevant date(s).

8.	Unless otherwise stated, the balance sheet and income statement financial information relating to Just is extracted from the Annual Report and Financial Statements of Just for the year ended 2024.

9.	Certain figures included in this Announcement have been subject to rounding adjustments.

10.

Where amounts are shown in this Announcement in both US$ and £, or converted between the aforementioned currencies, an exchange rate of 0.7533 has been used, which has been derived from data provided by Bloomberg as at 30 July 2025.

APPENDIX 3

DETAILS OF IRREVOCABLE UNDERTAKINGS

1.	Just Directors

The following Just Directors have given irrevocable undertakings in respect of their own beneficial holdings of Just Shares (or those Just Shares over which they have control) to vote (or procure a vote) in favour of the resolutions relating to the Acquisition at the Just Meetings or, in the event that the Acquisition is implemented by way of a Takeover Offer, to accept (or procure the acceptance of) such Takeover Offer:

Name	Total Number of Just Shares	Percentage of issued share capital (%)
John Hastings-Bass	210,200	0.020
David Richardson	3,175,408	0.306
Mark Godson	101,819	0.010
Mary Phibbs	30,000	0.003
Michelle Cracknell	59,000	0.006
James Brown	200,000	0.019
Mary Kerrigan	61,715	0.006

The obligations of the Just Directors under the irrevocable undertakings given by them shall lapse and cease to have effect on and from the earlier of the following occurrences:

(a)	Bidco publicly announces, with the consent of the Panel, that it does not intend to proceed with the Acquisition;

(b)	the Acquisition lapses in accordance with its terms or is withdrawn with the consent of the Panel, unless such lapse or withdrawal:

(i)	is as a result of a switch to a Takeover Offer; or

(ii)

is to be followed promptly by a firm intention announcement (under Rule 2.7 of the Code) made by Bidco or any person acting in concert with Bidco to implement the Acquisition by a different offer or scheme on the same or improved terms, and such announcement is made within 5 Business Days of such lapse or withdrawal;

(c)	the Scheme has not become Effective before 11.59 p.m. on the Long Stop Date; or

(d)	if any competing offer for Just is declared wholly unconditional or becomes effective in accordance with its terms.

These irrevocable undertakings remain binding in the event a competing offer is made for Just. These irrevocable undertakings also extend to any shares acquired by the Just Directors as a result of the vesting of awards or the exercise of options under the Just Share Plans.

APPENDIX 4

DEFINITIONS

The following definitions apply throughout this Announcement unless the context otherwise requires:

“Acquisition”

the proposed acquisition by Bidco of the entire issued and to be issued share capital of Just on the terms and subject to the conditions set out in this Announcement, to be implemented by means of the Scheme (or should Bidco so elect under the circumstances described in this Announcement, by means of a Takeover Offer), and where the context requires, any subsequent revision, variation, extension or renewal thereof

“Announcement”	this announcement

“Bidco”	BWS Holdings Ltd., an exempted company limited by shares incorporated under the laws of Bermuda with registered number 56344

“Bidco Directors”	the directors of Bidco as at the date of this Announcement or, where the context so requires, the directors of Bidco from time to time

“Bidco Group”	Bidco and its subsidiary undertakings from time to time

“Blumont”	Blumont Annuity Company UK Ltd, a company incorporated in England and Wales with registered number 14130490

“Bridge Facility Agreement”

the bridge facility agreement entered into with, among others, Royal Bank of Canada, as agent, and RBC Capital Markets, as lead arranger and bookrunner and Royal Bank of Canada and the other lenders from time to time party thereto, as lenders in connection with the Acquisition

“Brookfield Asset Management”	Brookfield Asset Management Ltd., a company incorporated under the laws of British Columbia, Canada

“Brookfield Corporation”	Brookfield Corporation, a company incorporated in Ontario, Canada

“Business Day”	a day, not being a public holiday, Saturday or Sunday, on which banks in London are open for normal business

“BWS”	Brookfield Wealth Solutions Ltd., an exempted company limited by shares incorporated under the laws of Bermuda

“BWS Directors”	the directors of BWS as at the date of this Announcement or, where the context so requires, the directors of BWS from time to time

“BWS Group”	BWS and its subsidiary undertakings from time to time, including Bidco

“Clean Team Agreement”	the clean team agreement dated 17 July 2025 between Bidco and Just, as described in paragraph 13 of this Announcement

“Closing Price”	the closing price of a Just Share as derived from Bloomberg on any particular date

“CMA Condition”	Condition 3(d) (Official authorisations, regulatory clearances and Third Party clearances) in Appendix 1 to this Announcement

“Code”	the Takeover Code issued by the Panel, as amended from time to time

“Combined UK Group”	the combined Bidco and Just group following the Acquisition comprising the Bidco Group and the Just Group

“Companies Act”	the Companies Act 2006, as amended from time to time

“Condition(s)”	the conditions of the Acquisition, as set out in Part 1 of Appendix 1 to this Announcement and to be set out in the Scheme Document

“Confidentiality Agreement”	the confidentiality agreement between Bidco and Just dated 10 July 2025, as amended on 18 July 2025, as described in paragraph 13 of this Announcement

“Cooperation Agreement”	the cooperation agreement dated 31 July 2025 between Just, BWS and Bidco as described in paragraph 13 of this Announcement

“Court”	the High Court of Justice of England and Wales

“Court Meeting”

the meeting or meetings of Just Shareholders to be convened by an order of the Court pursuant to section 896 of the Companies Act, notice of which will be set out in the Scheme Document, for the purposes of considering, and if thought fit, approving the Scheme (with or without amendment) and any adjournment, postponement or reconvention thereof

“Court Order”	the order of the Court sanctioning the Scheme under section 899 of the Companies Act

“CREST”	the system for the paperless settlement of trades in securities and the holding of uncertificated securities operated by Euroclear

“Dealing Arrangement”	an arrangement of the kind referred to in Note 11(a) in the definition of acting in concert in the Code

“Dealing Disclosure”	an announcement pursuant to Rule 8 of the Code containing details of dealings in relevant securities of a party to an Acquisition

“Disclosed”

the information: (a) disclosed by, or on behalf of Just to BWS or BWS’s professional advisers (in their capacity as such in relation to the Acquisition); (b) in the Annual Report and Financial Statements of Just for the year ended 31 December 2024; (c) in this Announcement; (d) in the virtual data room operated on behalf of Just for the purposes of the Acquisition (which BWS and/or its advisers were able to access prior to the date of this Announcement); (f) in any filings made by Just with the Registrar of Companies; (g) in any other announcement made by Just via a Regulatory Information Service before the date of this Announcement; or (h) as otherwise fairly disclosed to BWS (or its officers, employees, agents or advisers in each case in their capacity as such) before the date of this Announcement

“DTRs”	the Disclosure Guidance and Transparency Rules of the FCA under FSMA and contained in the FCA’s publication of the same name, as amended from time to time

“Effective”

in the context of the Acquisition: (a) if the Acquisition is implemented by way of the Scheme, the Scheme having become effective pursuant to its terms; or (b) if the Acquisition is implemented by way of the Takeover Offer, the Takeover Offer having been declared or having become unconditional in accordance with the requirements of the Code

“Effective Date”	the date on which the Acquisition becomes Effective

“Evercore”	Evercore Partners International LLP

“Excluded Shares”	any Just Shares: (i) beneficially owned by Bidco or any other member of the Bidco Group at the Scheme Record Time; or (ii) held by Just as treasury shares (within the meaning of the Companies Act)

“Extended Close Permitted Dividend”

a dividend not exceeding 2 pence per Just Share which Just shall be entitled to declare and pay after 31 July 2026 to Just Shareholders, without any reduction to the Consideration, in the event that the Long Stop Date is extended beyond 31 July 2026 upon the mutual agreement of Bidco and Just and the consent of the Panel and, if so required, the Court

“FCA”	Financial Conduct Authority or its successor from time to time

“Financial Sector Regulation Act”	the Financial Sector Regulation Act, 9 of 2017, including all standards promulgated in terms thereof

“Forms of Proxy”	the forms of proxy in connection with each of the Court Meeting and the General Meeting, which shall accompany the Scheme Document

“FSCA”	the South African Financial Sector Conduct Authority, a juristic person established pursuant to section 56 of the Financial Sector Regulation Act

“FSMA”	the Financial Services and Markets Act 2000, as amended from time to time

“General Meeting”

the general meeting of Just Shareholders to be convened for the purpose of considering and, if thought fit, approving, the Resolutions in relation to the Acquisition, notice of which shall be contained in the Scheme Document and any adjournment, postponement or reconvention thereof

“HMRC”	HM Revenue and Customs

“Insurance Act”	the Insurance Act, 18 of 2017, including all standards promulgated in terms thereof

“Joint Defence Agreement”	the confidentiality and joint defence agreement dated 19 July 2025 between Bidco and Just and BWS and Just’s external advisers, as described in paragraph 13 of this Announcement

“Just”	Just Group plc, a company incorporated in England and Wales with registered number 08568957

“Just Articles”	the articles of association of Just in force from time to time

“Just Directors” or “Just Board”	the directors of Just as at the date of this Announcement or, where the context so requires, the directors of Just from time to time

“Just Group”	Just and its subsidiary undertakings from time to time

“Just Meetings”	the Court Meeting and the General Meeting

“Just Share Plans”

the: (i) Just Long Term Incentive Plan adopted by Just on 14 October 2013; (ii) Just Long Term Incentive Plan adopted by Just on 9 May 2023; (iii) Just Deferred Share Bonus Plan adopted by Just on 14 October 2013; (iv) Just Deferred Share Bonus Plan adopted by Just on 9 May 2023; (v) Just Sharesave Scheme adopted by Just on 14 October 2013; and (vi) Just Sharesave Scheme adopted by Just on 9 May 2023, each as amended from time to time

“Just Shareholders”	holders of Just Shares

“Just Shares”	the ordinary shares of 10 pence each in the capital of Just

“J.P. Morgan Cazenove”	J.P. Morgan Securities PLC, which conducts its UK investment banking business as J.P. Morgan Cazenove

“Last Accounts Date”	31 December 2024

“London Stock Exchange”	the London Stock Exchange plc or its successor

“Long Stop Date”	31 July 2026, or such later date (if any) as Bidco and Just may agree, with the consent of the Panel, and the Court may allow

“Offer Period”	the offer period (as defined by the Code) relating to Just, which commenced on the date of this Announcement

“Opening Position Disclosure”	an announcement pursuant to Rule 8 of the Code

“Overseas Shareholders”	Just Shareholders (or nominees of, or custodians or trustees for, Just Shareholders) who are resident in, ordinarily resident in, or citizens of, jurisdictions outside the United Kingdom

“Panel”	the Panel on Takeovers and Mergers

“PRA”	Prudential Regulation Authority or its successor from time to time

“Prudential Authority”	the Prudential Authority, a juristic person operating within the administration of the South African Reserve Bank established pursuant to section 32 of the Financial Sector Regulation Act

“Registrar of Companies”	the Registrar of Companies in England and Wales

“Regulatory Conditions”	Conditions 3(a), 3(b), 3(c) and 3(e) (Official authorisations, regulatory clearances and Third Party clearances) in Appendix 1 to this Announcement

“Regulatory Information Service”	any information service authorised from time to time by the FCA for the purpose of disseminating regulatory announcements

“Relevant Authority”

any central bank, ministry, governmental, quasigovernmental, supranational (including the European Union), statutory, regulatory or investigative body, authority or tribunal (including any national or supranational antitrust, competition or merger control authority, any sectoral ministry or regulator and any foreign investment review body), national, state, municipal or local government (including any subdivision, court, tribunal, administrative agency or commission or other authority thereof), any entity owned or controlled by them, any private body exercising any regulatory, taxing, importing or other authority, any trade agency, association, institution or professional or environmental body in any jurisdiction

“relevant securities”	shall be construed in accordance with the Code

“Resolutions”	the resolutions proposed to be passed at the General Meeting in connection with the implementation of the Scheme

“Restricted Jurisdiction(s)”

any jurisdiction (other than the United Kingdom) where local laws or regulations may result in a significant risk of civil, regulatory or criminal exposure if information concerning the Acquisition is sent or made available to Just Shareholders in that jurisdiction

“Sanction Hearing”	the hearing of the Court at which Just will seek an order sanctioning the Scheme pursuant to Part 26 of the Companies Act

“Scheme”

the proposed scheme of arrangement under Part 26 of the Companies Act between Just and the holders of the Scheme Shares in connection with the Acquisition, with or subject to any modification, addition or condition approved or imposed by the Court and agreed by Just and Bidco

“Scheme Document”

the document to be sent to Just Shareholders and persons with information rights containing, among other things, the Scheme, the full terms and conditions of the Scheme and notices of the Just Meetings and the Forms of Proxy

“Scheme Record Time”	the time and date to be specified in the Scheme Document, expected to be 6.00 p.m. on the Business Day immediately after the Sanction Hearing

“Scheme Shareholders”	holders of Scheme Shares

“Scheme Shares”

Just Shares:

(i) in issue as at the date of the Scheme Document and which remain in issue at the Scheme Record Time;

(ii)  (if any) issued after the date of the Scheme Document and before the Voting Record Time and which remain in issue at the Scheme Record Time; and

(iii)  (if any) issued on or after the Voting Record Time and before the Scheme Record Time, either on terms that the original or any subsequent holders thereof shall be bound by the Scheme or in respect of which the holders thereof shall have agreed in writing to be bound by the Scheme, and which remain in issue at the Scheme Record Time, but in each case other than the Excluded Shares

“SEC”	the United States Securities and Exchange Commission

“Significant Interest”

in relation to an undertaking, a direct or indirect interest of 20 per cent. or more of: (a) the total voting rights conferred by the equity share capital (as defined in section 548 of the Companies Act) of such undertaking; or (b) the relevant partnership interest

“Takeover Offer”

if (with the consent of the Panel and subject to the terms of the Cooperation Agreement), Bidco elects to effect the Acquisition by way of a takeover offer (as defined in Chapter 3 of Part 28 of the Companies Act), the offer to be made by or on behalf of Bidco to acquire the entire issued and to be issued share capital of Just on the terms and subject to the conditions to be set out in the related offer document and, where the context permits, any subsequent revision, variation, extension or renewal of such takeover offer

“Term Loan Agreement”

the term loan agreement entered into with Royal Bank of Canada, as agent, and RBC Capital Markets, as lead arranger and bookrunner and Royal Bank of Canada and the other lenders from time to time party thereto, as lenders in connection with the Acquisition

“Third Party”	has the meaning given in Condition 3(f) (Official authorisations, regulatory clearances and Third Party clearances) in Appendix 1 to this Announcement

“UK” or “United Kingdom”	United Kingdom of Great Britain and Northern Ireland

“UK Authorised Person”	has the meaning given to it in section 191G(1) of FSMA

“UK Listing Rules”	the listing rules made under FSMA by the FCA and contained in the FCA’s publication of the same name, as amended from time to time

“UK Market Abuse Regulation”	the Market Abuse Regulation (EU) No 596/2014 as it forms part of the laws of the United Kingdom from time to time

“U.S.” or “United States”	the United States of America, its territories and possessions, any state of the United States and the District of Columbia

“U.S. Exchange Act”	the U.S. Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder

“US$”	the lawful currency of the United States of America from time to time

“Voting Record Time”	the time and date to be specified in the Scheme Document by reference to which entitlement to vote on the Scheme will be determined

“Wider BWS Group”

BWS Group and associated undertakings and any other body corporate, partnership, joint venture or person in which BWS and all such undertakings (aggregating their interests) have a Significant Interest

“Wider Just Group”

Just Group and associated undertakings and any other body corporate, partnership, joint venture or person in which Just and all such undertakings (aggregating their interests) have a Significant Interest

“£” or “pence”	the lawful currency of the United Kingdom from time to time

In this Announcement: (a) “subsidiary”, “subsidiary undertaking”, “undertaking” and “associated undertaking” have the respective meanings given to them in the Companies Act; and (b) all times are London times, unless otherwise stated.